UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Comcast Corporation

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Notice of 2004 Annual Meeting of Shareholders of Comcast Corporation

Date:	May 26, 2004

Time:	Doors open: Meeting begins:	8:00 a.m. Eastern Time 9:00 a.m. Eastern Time

Place:	Wachovia Complex 3601 South Broad Street Philadelphia, Pennsylvania 19148

Purposes:

•      Elect directors

•      Ratify the appointment of our independent auditors

•      Approve the 2002 Restricted Stock Plan

•      Approve an amendment to our Articles of Incorporation

•      Vote on five shareholder proposals

•      Conduct other business if properly raised

Only shareholders of record on March 15, 2004 may vote at the meeting. Attendance at the meeting is limited to shareholders and one guest.

All shareholders are cordially invited to attend the meeting. Travel directions may be found on page 54 of the attached proxy statement. At the meeting you will hear a report on our business and have a chance to meet our directors and executive officers. Our 2003 Annual Report is enclosed.

Your vote is important. Please vote your shares promptly. To vote your shares, you can use the Internet or call the toll-free telephone number as described in the instructions on your proxy card, or complete, sign, date and return your proxy card.

ARTHUR R. BLOCK

Secretary

April 8, 2004

i

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Holders of our Class A and Class B Common Stock, as reflected in our records on March 15, 2004, may vote at the meeting. Holders of our Class A Special Common Stock are not entitled to vote at the meeting. This proxy statement is being sent to holders of Class A Special Common Stock for informational purposes only. This proxy statement and the enclosed proxy card are being sent to our shareholders on or about April 12, 2004.

How to Vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Comcast’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or abstain from voting.

If you are a registered shareholder (meaning your name is included on the securityholder file maintained by our transfer agent, Equiserve Trust Company, N.A., whether you hold your shares in book-entry through Equiserve or in certificated form), you can vote by proxy in any of the following ways:

•	Via the Internet: Go to www.eproxyvote.com/cmcsa and follow the instructions. You will need to enter the number in the shaded box printed on your proxy card.

•	By telephone: Call toll-free 1-877-779-8683 and follow the instructions. You will need to enter the number in the shaded box printed on your proxy card.

•	In writing: Complete, sign, date and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 5:00 p.m. Eastern Time on May 25, 2004.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of the director candidates, the ratification of the appointment of our independent auditors, the approval of the 2002 Restricted Stock Plan and the approval of the amendment to our Articles of Incorporation, and against the five shareholder proposals.

If your shares are held in the name of your bank, brokerage firm or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If your shares are held in the Comcast Corporation Retirement-Investment Plan, your shares will be voted as you specify on your proxy card. If you hold shares in the Comcast Corporation Retirement-Investment Plan and do not return a proxy card, your shares will not be voted.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date, unless you have revoked your proxy.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	Notifying our Secretary in writing before the meeting; or

•	Voting in person at the meeting.

Attending in Person

Attendance at the meeting is limited to shareholders and one guest. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. All meeting attendees may be asked to present a valid, government-issued photo identification, such as a driver’s license or passport, before entering the meeting, and attendees may be subject to security inspections.

For registered shareholders, an admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting. Shareholders who do not present an admission ticket at the meeting will be admitted only upon verification of ownership.

If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 15, 2004, the record date for voting. You may receive an admission ticket in advance by sending a written request with proof of ownership, such as a recent bank or brokerage statement, to Comcast Corporation, in care of EquiServe, Client Administration, 150 Royall Street, Canton, Massachusetts 02021.

Webcast of the Meeting

We are pleased to offer an audio webcast of the annual meeting. If you choose to listen to the audio webcast, you may do so at the time of the meeting through the link on www.cmcsa.com or www.cmcsk.com.

Conduct of the Meeting

The Chairman of the Board has broad authority to conduct the annual meeting in an orderly manner. This authority includes establishing rules for shareholders who wish to address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Contacting Comcast or its Directors

If you have questions or would like more information about the annual meeting, you can contact us in any of the following ways:

•	Via the Internet: Go to our website, www.cmcsa.com or www.cmcsk.com, and click on “2004 Annual Meeting of Shareholders” to find meeting logistics, vote your proxy or access additional shareholder information.

•	By telephone: Call toll-free 1-866-281-2100.

•	By writing to the following address:

Arthur R. Block

Secretary

Comcast Corporation

1500 Market Street

Philadelphia, Pennsylvania 19102-2148

The Board has provided a process for shareholders to communicate with its members. Shareholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to a particular director, to the non-employee directors or to any other group of directors or committee of the Board, in care of Arthur R. Block, Secretary, Comcast Corporation, at the address given above. You may also send an e-mail in care of the Chairman of the Audit Committee of the Board by using the following e-mail address: audit_committee_chairman@comcast.com.

Corporate Governance

The Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. In addition, we have a code of ethics and business conduct which applies to all our employees, including our executive officers. We expect that an updated code of ethics and business conduct, also applicable to our directors, will be available on our website by May 4, 2004. Both the code and the guidelines are posted on the corporate governance section of our website at www.cmcsa.com or www.cmcsk.com. The charter of each of the Board’s Governance and Directors Nominating Committee, Audit Committee and Compensation Committee are also posted on our website. More information on our Board and its committees can be found on page 9 of this proxy statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares and Voting Rights

At the close of business on March 15, 2004, the record date, we had outstanding 1,358,148,851 shares of Class A Common Stock, 9,444,375 shares of Class B Common Stock and 884,239,165 shares of Class A Special Common Stock.

On each matter to be voted upon, the Class A Common Stock and Class B Common Stock will vote together. As of the record date, each holder of Class A Common Stock is entitled to 0.2086 votes per share and each holder of Class B Common Stock is entitled to 15 votes per share. Holders of Class A Special Common Stock are not entitled to vote at the meeting.

In order to carry on the business of the meeting, we must have a quorum. This means that for each matter presented, shareholders entitled to cast a majority of the votes that shareholders are entitled to cast on that matter must be represented at the meeting, either in person or by proxy. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement.

The director candidates who receive the most votes will be elected to fill the available seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur on a matter when a bank, brokerage firm or other nominee is not permitted to vote on that matter without instruction from the owner of the shares and no instruction is given.

Mr. Brian L. Roberts, our President and Chief Executive Officer and one of our directors, beneficially owns all of the outstanding Class B Common Stock and has indicated that he will vote all of these shares in favor of the director candidates, the ratification of the appointment of our independent auditors, the approval of the 2002 Restricted Stock Plan and the approval of the amendment to our Articles of Incorporation, and against the five shareholder proposals.

Principal Shareholders

This table sets forth information as of February 29, 2004 about persons we know to beneficially own more than five percent of any class of our voting common stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Class A Common Stock	Microsoft Corporation One Microsoft Way Redmond, WA 98053	100,623,717	(1)	7.4%

	Barclays plc 54 Lombard Street London, England EC3P 3AH	72,760,530	(2)	5.4%

Class B Common Stock	Brian L. Roberts 1500 Market Street Philadelphia, PA 19102-2148	9,444,375	(3)	100%

(1)	This information is based upon a filing with the Securities and Exchange Commission dated November 25, 2002 made by Microsoft setting forth information as of November 18, 2002.

(2)	This information is based upon a filing with the Securities and Exchange Commission dated February 17, 2004 made by Barclays setting forth information as of February 13, 2004. Shares listed as beneficially owned by Barclays are owned by the following entities: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank plc, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited.

(3)	Includes 9,039,663 shares of Class B Common Stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B Common Stock owned by certain family trusts. The shares of Class B Common Stock beneficially owned by Mr. Brian L. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable pursuant to the terms of our Articles of Incorporation. Under our Articles of Incorporation, each share of Class B Common Stock is convertible, at the shareholder’s option, into one share of Class A Common Stock or Class A Special Common Stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A Common Stock, see footnote (12) under “Security Ownership of Directors and Executive Officers” below.

Security Ownership of Directors and Executive Officers

This table sets forth information as of February 29, 2004 about the amount of common stock beneficially owned by our current directors, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group.

	Amount Beneficially Owned(1)						Percent of Class
Name of Beneficial Owner	Class A(2)		Class A Special(3)		Class B		Class A(2)	Class A Special(3)	Class B
John R. Alchin	1,036		1,523,889	(4)	—		*	*	—
S. Decker Anstrom	8,584		16,000		—		*	*	—
C. Michael Armstrong	2,633,050		—		—		*	*	—
Kenneth J. Bacon	15,300		—		—		*	*	—
Sheldon M. Bonovitz	20,925	(5)	188,458	(6)	—		*	*	—
			38,967	(7)				*
Julian A. Brodsky	124,457		2,528,988	(8)	—		*	*	—
			1,859,311	(7)				*
Stephen B. Burke	1,492	(9)	2,554,286	(10)	—		*	*	—
Joseph L. Castle, II	6,000		21,569		—		*	*	—
David L. Cohen	474		10,528		—		*	*	—
J. Michael Cook	14,359	(11)	2,300		—		*	*	—
Brian L. Roberts	3,017	(12)	12,604,024	(13)	9,444,375	(14)	*	1.4%	100%(14)
Ralph J. Roberts	—		4,314,940	(15)	—		*	*	—
			4,164,523	(7)				*
Dr. Judith Rodin	8,584		—		—		*	*	—
Lawrence S. Smith	1,768	(16)	1,452,752		—		*	*	—
Michael I. Sovern	14,989		—		—		*	*	—
All directors and executive officers as a group (17 persons)	2,854,673 (5)(9)(11)(12)(16)		32,057,803 (4)(6)(8)(10)(13) (15)(17)(18)		9,444,375	(14)	*	3.5%	100%(14)

*	Less than one percent of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934.

(2)	Includes beneficial ownership of shares of Class A Common Stock for which the following persons hold options exercisable on or within 60 days of February 29, 2004: Mr. Anstrom, 7,500 shares; Mr. Armstrong, 2,200,795 shares; Mr. Bacon, 7,500 shares; Mr. Bonovitz, 7,500 shares; Mr. Castle, 5,625 shares; Mr. Cook, 10,688 shares; Dr. Rodin, 7,500 shares; Mr. Sovern, 10,689 shares; and all directors and executive officers as a group, 2,257,797 shares.

(3)	Includes beneficial ownership of shares of Class A Special Common Stock for which the following persons hold options exercisable on or within 60 days of February 29, 2004: Mr. Alchin, 1,391,887 shares; Mr. Anstrom, 14,400 shares; Mr. Bonovitz, 16,200 shares; Mr. Brodsky, 1,386,088 shares; Mr. Burke, 2,520,230 shares; Mr. Castle, 16,200 shares; Mr. Brian L. Roberts, 9,654,861 shares; Mr. Ralph J. Roberts, 2,278,402 shares; Mr. Smith, 1,309,030 shares; and all directors and executive officers as a group, 19,302,402 shares. Does not include interests owned indirectly in Comcast Interactive Capital, L.P., a limited partnership that is consolidated in our financial statements, as follows: Mr. Alchin, .88%; Mr. Burke, .88%; Mr. Brian L. Roberts, 1.18%; Mr. Ralph J. Roberts, 1.18%; Mr. Smith, .94%; and all directors and executive officers as a group, 5.94%. Does not include Mr. Brodsky’s approximately 38% interest in the general partner of Comcast Interactive Capital, in which we own no interest.

(4)	Includes 29 shares of Class A Special Common Stock owned in our Retirement-Investment Plan.

(5)	Includes 6,425 shares of Class A Common Stock owned by his wife, 104 shares held by him as trustee for a testamentary trust, as to all of which shares he disclaims beneficial ownership, and 3,877 shares owned by family partnerships.

(6)	Includes 4,498 shares of Class A Special Common Stock owned by his wife, 40,000 shares held by him as a trustee of grantor retained annuity trusts, 10,476 shares owned by a charitable foundation of which his wife is a trustee, as to all of which shares he disclaims beneficial ownership, and 112,528 shares owned by family partnerships.

(7)	Represents share equivalents which will be paid at a future date partially in cash and/or in stock at the individual’s election pursuant to an election made under our 2002 Deferred Stock Option Plan.

(8)	Includes 290,042 shares of Class A Special Common Stock owned in two separate grantor retained annuity trusts, as to all of which shares he disclaims beneficial ownership.

(9)	Includes 1,054 shares of Class A Common Stock owned in our Retirement-Investment Plan.

(10)	Includes 23,072 shares of Class A Special Common Stock owned in our Retirement-Investment Plan.

(11)	Includes 1,617 shares of Class A Common Stock owned by his wife, as to which shares he disclaims beneficial ownership.

(12)	Includes 1,661 shares of Class A Common Stock owned in our Retirement-Investment Plan and 1,356 shares owned by his wife, as to which shares he disclaims beneficial ownership. Does not include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B Common Stock that he beneficially owns into Class A Common Stock, Mr. Brian L. Roberts would beneficially own 9,447,392 shares of Class A Common Stock, representing less than 1% of the Class A Common Stock.

(13)	Includes 41,132 shares of Class A Special Common Stock owned in our Retirement-Investment Plan. Also includes 2,712 shares owned by his wife and 160 shares owned by his daughter, as to all of which shares he disclaims beneficial ownership. Also includes 2,408,638 shares owned by a limited liability company of which Mr. Brian L. Roberts is the managing member, and 122,163 shares owned by certain non-grantor family trusts, but does not include shares of Class A Special Common Stock issuable upon conversion of Class B Common Stock beneficially owned by Mr. Brian L. Roberts. If Mr. Brian L. Roberts were to convert the Class B Common Stock that he beneficially owns into Class A Special Common Stock, Mr. Brian L. Roberts would beneficially own 22,048,399 shares of Class A Special Common Stock, representing approximately 2.4% of the Class A Special Common Stock.

(14)	See note (3) under “Principal Shareholders”.

(15)	Includes 346,456 shares of Class A Special Common Stock owned by family partnerships, the general partners of which are controlled by Mr. Ralph J. Roberts.

(16)	Includes 1,294 shares of Class A Common Stock owned in an individual retirement account.

(17)	Includes share equivalents which will be paid at a future date partially in cash and/or in stock at the individual’s election pursuant to an election made under our 2002 Deferred Stock Option Plan.

(18)	Includes 1,420 shares of Class A Special Common Stock owned by the children of an executive officer, other than those named above, as to which shares beneficial ownership is disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers file reports with the Securities and Exchange Commission indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed copies of the reports we received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2003 each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board’s Governance and Directors Nominating Committee has nominated the director candidates named below. All of these nominees currently serve as our directors. All of our directors are elected for one-year terms.

If a director nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Governance and Directors Nominating Committee names one.

The Board has determined that each of our non-employee directors, with the exception of Mr. Bonovitz, is independent in accordance with the director independence definition specified in our corporate governance guidelines, which are posted on our website, www.cmcsa.com or www.cmcsk.com, and in accordance with applicable Nasdaq rules. In making its independence determinations, the Board considered the following relationships.

•	Mr. Anstrom is an executive officer of Landmark Communications, Inc., which provides us with cable programming services. Under applicable Nasdaq rules and our corporate governance guidelines, Mr. Anstrom qualifies as independent since the amount of programming fees we pay for such services falls within Nasdaq prescribed limits. In each of 2000, 2001, 2002 and 2003, the amounts we paid to Landmark did not exceed five percent of the greater of Landmark’s consolidated gross revenues for that year or $200,000. The Board also determined that the Landmark business relationship is on customary arms-length terms and is not material to Comcast, and that Mr. Anstrom has no significant personal relationships with Comcast or any of our executive officers or other employees. Additional information regarding Mr. Anstrom’s relationship with Comcast can be found under “Certain Transactions” on page 11 of this proxy statement.

•	Mr. Bonovitz is the managing partner of Duane Morris LLP, a law firm that we had retained for legal services prior to 2003. Under applicable Nasdaq rules, Mr. Bonovitz qualifies as independent notwithstanding this past business relationship since the amount of fees we paid for such services fell within Nasdaq prescribed limits. However, the Board determined that Mr. Bonovitz does not meet the independence definition in our corporate governance guidelines because of his personal relationships with the Roberts family.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Set forth below is information about each of the nominees for director.

Ralph J. Roberts, 84, has served as a director and Chairman of the Executive and Finance Committee of the Board since November 2002. Prior to November 2002, Mr. Roberts served as a director and Chairman of the Board of our predecessor for more than five years. He is the father of Mr. Brian L. Roberts.

C. Michael Armstrong, 65, has served as a director since November 2002, Chairman of the Board from November 2002 to May 2003 and Non-Executive Chairman of the Board since May 2003. Since 2003, Mr. Armstrong has also been a visiting professor at the Massachusetts Institute of Technology. From 1997 until 2002, Mr. Armstrong served as Chairman and Chief Executive Officer of AT&T Corp. Mr. Armstrong serves on the Board of Trustees of Johns Hopkins University, Johns Hopkins Medicine and Carnegie Hall. He is a member of The President’s Export Council, Counsel on Foreign Relations and Business Roundtable. Mr. Armstrong is also a director of Citigroup Inc. and HCA Inc.

Brian L. Roberts, 44, has served as a director and as our President and Chief Executive Officer since November 2002. Prior to November 2002, Mr. Roberts served as a director and President of our predecessor for more than five years. He is a son of Mr. Ralph J. Roberts. Mr. Roberts is also a director of Comcast Holdings Corporation, one of our wholly-owned subsidiaries, and The Bank of New York Company, Inc.

Julian A. Brodsky, 70, has served as a director and as our Vice Chairman since November 2002. Prior to November 2002, he served as a director and Vice Chairman of our predecessor for more than five years. Mr. Brodsky is also Chairman of Comcast Interactive Capital, L.P., a venture fund that is consolidated in our financial statements. In addition, he is a director of RBB Fund, Inc. and Amdocs Ltd.

S. Decker Anstrom, 53, has served as a director since November 2002. Prior to November 2002, Mr. Anstrom served as a director of our predecessor since 2001. Mr. Anstrom was President and Chief Executive Officer of The Weather Channel from 1999 to 2001. In 2002, Mr. Anstrom became a director and President and Chief Operating Officer of Landmark Communications, Inc., a privately-held multimedia company, the assets of which include The Weather Channel. He is currently a director of the National Cable Television Association and the Cable TV Advertising Bureau.

Kenneth J. Bacon, 49, has served as a director since November 2002. Mr. Bacon has been Senior Vice President at Fannie Mae since 2000. From 1998 to 2000, Mr. Bacon served as Senior Vice President of Fannie Mae’s Philadelphia regional office. Mr. Bacon is currently a director of the Fannie Mae Foundation and the National Equity Fund, a member of the Board of Trustees of Stanford University and the National Finance Committee Chairman for Communities in Schools. Mr. Bacon is a member of the Real Estate Roundtable, Executive Leadership Council and the Urban Land Institute.

Sheldon M. Bonovitz, 66, has served as a director since November 2002. Prior to November 2002, he served as a director of our predecessor for more than five years. Mr. Bonovitz has been a partner with the law firm of Duane Morris LLP for more than five years and is currently Chairman and Chief Executive Officer of that firm. Mr. Bonovitz is also a director of eResearch Technology, Inc. In addition, he is a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation, and he serves on the Board of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.

Joseph L. Castle, II, 71, has served as a director since February 2003. Mr. Castle had been a director of our predecessor for more than five years until November 2002. Mr. Castle has been a financial consultant for more than five years and is the Chairman and Chief Executive Officer and a director of Castle Energy Corporation, an independent oil and gas exploration and production company. Mr. Castle is also a director of Charming Shoppes, Inc. and Delta Petroleum Corporation. Since 2001, Mr. Castle has served as Chairman of the Board of Trustees of the Diet Drug Products Liability Settlement Trust.

J. Michael Cook, 61, has served as a director since November 2002. From 2001 until 2002, Mr. Cook served as a director of AT&T Corp. Prior to that, he served as Chairman and Chief Executive Officer of Deloitte & Touche LLP for more than five years. Mr. Cook is a director of International Flavors & Fragrances, Inc., Rockwell Automation International, The Dow Chemical Company and Northrop Grumman Corporation. Mr. Cook is also a trustee of the Fidelity Group of Mutual Funds, a member of the Advisory Board of the Securities Regulation Institute, Chairman Emeritus of the Board of Catalyst, Chairman of the Accountability Advisory Panel to the Comptroller General of the United States and a member of the Advisory Board of the Graduate School of the University of Florida.

Dr. Judith Rodin, 59, has served as a director since November 2002. Dr. Rodin has been President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the University of Pennsylvania, for more than five years. She is currently a director of Electronic Data Systems Corporation, AMR Corporation, Aetna, Inc. and also serves as a trustee of 43 of the mutual funds managed by The BlackRock Funds.

Michael I. Sovern, 72, has served as a director since November 2002. Prior to November 2002, he served as a director of AT&T Corp. for more than five years. Mr. Sovern is Chairman of Sotheby’s Holdings, Inc. He is President Emeritus and Chancellor Kent Professor of Law at Columbia University where he served as President for more than five years. He is President and a director of Shubert Foundation and a director of Shubert

Organization. He is currently a director of Sequa Corp. and Sotheby’s Holdings, Inc. Mr. Sovern is also Chairman of the Japan Society and Chairman of the American Academy in Rome.

About the Board and its Committees

The Board

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2003, there were ten meetings of the Board and a total of 18 committee meetings. Each director attended more than 75% of the aggregate of all Board and committee meetings on which he or she served. Our independent directors have the opportunity to meet in an executive session following each regularly scheduled Board meeting. During 2003, our non-employee directors held two executive sessions in which only the non-employee directors participated. We encourage our directors to attend the annual meeting of shareholders. Each of our directors attended the 2003 annual meeting.

Committees of the Board	The Board has four principal committees. The following describes for each committee its current membership, the number of meetings held during 2003 and its mission.

Executive and Finance Committee	C. Michael Armstrong, Sheldon M. Bonovitz and Ralph J. Roberts (Chairman).

This committee met two times in 2003. The Executive and Finance Committee acts for the directors in the intervals between Board meetings with respect to any matters delegated to it by the Board.

Audit Committee

S. Decker Anstrom, Kenneth J. Bacon, Joseph L. Castle, II, J. Michael Cook (Chairman), Dr. Judith Rodin and Michael I. Sovern. Each member of the committee is independent as defined under Nasdaq rules. A copy of this committee’s charter is attached to this proxy statement as Appendix A and is also available on our website at www.cmcsa.com or www.cmcsk.com.

This committee met seven times in 2003. The Audit Committee is responsible for the oversight and evaluation of:

•	the qualifications, independence and performance of our independent auditors;

•	the performance of our internal audit function; and

•	the quality and integrity of our annual audited and quarterly financial statements and earnings press releases.

The Audit Committee is also responsible for preparing the Audit Committee report required by the rules of the Securities and Exchange Commission, and the report is included in this proxy statement on page 12.

The Board has concluded that at least three members of the Audit Committee qualify as audit committee financial experts. They are Kenneth J. Bacon, Joseph L. Castle, II and J. Michael Cook.

Compensation Committee

S. Decker Anstrom (Chairman), Joseph L. Castle, II, Dr. Judith Rodin and Michael I. Sovern. Each member of the committee is independent as defined under Nasdaq rules. A copy of this committee’s charter is currently available on our website at www.cmcsa.com or www.cmcsk.com.

This committee met seven times in 2003. The Compensation Committee reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives. The Compensation Committee is also responsible for preparing the Compensation Committee report required by the rules of the Securities and Exchange Commission, and the report is included in this proxy statement on page 49.

    Governance and Directors Nominating

Committee

S. Decker Anstrom, J. Michael Cook, Brian L. Roberts (Chairman) and Michael I. Sovern. Each member of the committee is independent as defined under Nasdaq rules with the exception of Mr. Roberts, our President and Chief Executive Officer. Mr. Roberts’ membership on the committee is permitted by Nasdaq Rule 4350(c)(4)(E). If Proposal 4 of this proxy statement is approved at the meeting, Mr. Roberts will no longer be eligible to serve on the committee and will be replaced by an independent director. A copy of this committee’s charter is currently available on our website at www.cmcsa.com or www.cmcsk.com.

This committee met two times in 2003. The Governance and Directors Nominating Committee exercises general oversight with respect to the governance of the Board as well as corporate governance matters involving us and our directors and executive officers. It also is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of the Board and its committees, and oversees succession planning for our senior management (including our Chief Executive Officer).

The Governance and Directors Nominating Committee also identifies and recommends director nominees. In assessing candidates, whether recommended by the committee or shareholders, the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience. The committee also considers diversity, applicable independence requirements and the current composition of the Board.

The Governance and Directors Nominating Committee will consider director candidates nominated by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information required by our by-laws in the following time periods. For election of directors at an annual meeting called for a date between April 26, 2005 and June 27, 2005, we must receive written notice on or after January 26, 2005 and on or before February 25, 2005. For election of directors at any other meeting, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. You can obtain a copy of the full text of the relevant by-law provision by writing to Arthur R. Block, Secretary, Comcast Corporation, at the address given on page 3 of this proxy statement. A copy of our by-laws has also been filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K filed on March 20, 2003.

Director Compensation

Directors who are Comcast employees do not receive any fees for their services as directors. Each non-employee director receives an annual retainer of $50,000 and $2,000 for each Board meeting or other meeting attended in his or her capacity as director or for any other business conducted on our behalf, $2,500 for each Audit or Compensation Committee meeting attended and $1,000 for each meeting of any other committee attended. The chairs of the Audit and Compensation Committees receive an additional annual retainer of $20,000 and $10,000, respectively. Other members of the Audit and Compensation Committees receive an additional annual retainer of $10,000 and $5,000, respectively. The chairs of the other committees of the Board receive an additional annual retainer of $5,000, and the members of these committees receive an additional annual retainer of $2,500. Non-employee directors are reimbursed for travel expenses for meetings attended. Fees received by a director may be deferred in whole or in part.

Non-employee directors may elect to receive up to one-half of the Board annual retainer in shares of Class A Common Stock. In addition, each non-employee director is granted on or about November 20 of each year an option to purchase 7,500 shares of Class A Common Stock. These options become exercisable six months after the grant date and remain exercisable for ten years.

A description of our agreements with each of our employee directors can be found under “Agreements with Executive Officers.”

Certain Transactions

Mr. Anstrom, one of our directors, is President and Chief Operating Officer of Landmark Communications, Inc., the parent company of The Weather Channel. In 2003, we paid $19,736,883 in programming fees for carriage of The Weather Channel and Weatherscan Local under customary arms-length affiliation agreements. Bill Burke, a brother of Stephen B. Burke, one of our executive officers, is President of The Weather Channel. Neither Mr. Anstrom nor Messrs. Burke were directly involved in the negotiation of these agreements.

James Van Blarcom, a son-in-law of Mr. Castle, one of our directors, was formerly one of our employees. In 2003, he received $78,364 in annual salary, bonus and commissions. He also participated in our employee benefit and equity incentive plans on the same basis as other similarly situated employees.

Debra G. Brodsky, a daughter of Mr. Brodsky, our Vice Chairman and one of our directors, is one of our employees. In 2003, she received $129,960 in annual salary and bonus. She also participates in our employee benefit and equity incentive plans on the same basis as other similarly situated employees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending December 31, 2004. We are asking you to ratify this appointment, although your ratification is not required. A representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Set forth below are the fees paid or accrued for the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2003 and 2002.

	2003	2002
	(in millions)
Audit fees	$3.8	$4.5
Audit-related fees	.7	.3
Tax fees	1.4	1.2
Other fees	—	—

	$5.9	$6.0

Audit fees consist of services rendered to us and our subsidiaries for the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-related fees consist almost entirely of employee benefit plan audits and attestation services related to contractual and regulatory compliance.

Tax fees consist of domestic and foreign tax compliance services, including tax examination assistance, expatriate administration and tax preparation; and state and local tax planning and advice. In 2003 and 2002, tax fees included $264,000 and $93,000, respectively, for state and local tax planning and advice.

Other fees consist of permissible non-audit services, if any.

Pre-Approval Policy of Audit Committee of Services Performed by Independent Auditors

During 2003, the Audit Committee updated its policy to require that the committee pre-approve audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general pre-approval, it requires separate pre-approval by the Audit Committee. Even if a service has received general pre-approval, if the fee associated with the service exceeds $250,000 in a single engagement or series of related engagements, or relates to tax planning and advice, it requires separate pre-approval. The Audit Committee has delegated its pre-approval authority to its Chairman acting with one additional member.

Report of the Audit Committee

The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission and Nasdaq rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is attached to this proxy statement as Appendix A.

We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for preparing the consolidated financial statements, and its independent auditors are responsible for auditing those statements. Our principal purpose is to monitor these processes.

In this context, we met and held discussions with management and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. We also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). We also considered whether the independent auditors’ provision of audit and non-audit services to Comcast is compatible with maintaining the auditors’ independence.

We discussed with Comcast’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Comcast’s internal controls, disclosure controls and procedures and the overall quality and integrity of Comcast’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

We have appointed Deloitte & Touche LLP as Comcast’s independent auditors for 2004.

Members of the Audit Committee

J. Michael Cook (Chair)

S. Decker Anstrom

Kenneth J. Bacon

Joseph L. Castle, II

Dr. Judith Rodin

Michael I. Sovern

PROPOSAL 3: APPROVAL OF THE 2002 RESTRICTED STOCK PLAN

Our 2002 Restricted Stock Plan was ratified by the Board on November 20, 2002 and approved by shareholders on May 7, 2003. On February 24, 2004, for the reasons discussed below, the Compensation Committee approved an amendment to the 2002 Restricted Stock Plan to broaden the class of employees eligible to participate in the plan and to increase the number of shares available for issuance under the plan from 10,750,000 shares to 15,000,000 shares, as well as to include a broad range of possible performance targets and an individual award limit.

The Board and the Compensation Committee believe that a combination of stock options and restricted stock is a more effective way to retain, reward and motivate selected employees and to align their interests with the interests of our shareholders on a long-term basis. Historically, our employees have generally only been granted stock options as long-term equity compensation. Beginning in 2004, however, we have decided to grant those employees eligible for long-term equity incentive awards both stock options and awards of restricted stock. With respect to 2004, the Compensation Committee has approved granting a mix of equity awards consisting of approximately 75% stock options and 25% restricted stock, by value. As a result of this decision, the 2002 Restricted Stock Plan was amended to both expand the definition of eligible employee to include any of our employees and employees of our participating subsidiaries as well as to increase the number of available shares under the plan. In accordance with applicable Nasdaq rules, the Board is asking shareholders to approve the plan as so amended and restated.

In addition, we are amending the plan to include a range of performance targets that our Compensation Committee may use in connection with the grant of awards under this plan, as well as to establish a 1,000,000 share limit on the maximum number of shares that may be awarded to any individual in any calendar year. By making these amendments, any shares delivered pursuant to awards tied to objective, quantitative targets will be eligible to be treated as qualified performance-based compensation and will be deductible by us for federal income tax purposes.

If the plan is not approved, we will limit participation in the plan to only those management employees currently eligible to participate and will not be able to make the proposed additional 4,250,000 shares available for issuance under this plan, but the plan will otherwise remain in effect. In addition, we may not be able to treat as a deductible expense for federal income tax purposes grants of awards under the plan to certain of our executive officers, notwithstanding that they may be subject to the satisfaction of quantitative performance standards or to the individual limit.

Description of the 2002 Restricted Stock Plan

The following is a summary of the material features of this plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2002 Restricted Stock Plan, which is attached to this proxy statement as Appendix B.

Types of Awards; Eligibility.    Awards of restricted stock and restricted stock units may be granted under the plan. Awards of restricted stock are shares of common stock which are awarded subject to restrictions on transfer and a substantial risk of forfeiture. Awards of restricted stock units are units valued by reference to shares of common stock that entitle a participant to receive, upon the settlement of the unit, one share for each unit. Our employees and employees of our participating subsidiaries may receive awards under the plan. The number of employees currently eligible to participate in the plan is approximately 8,000.

Shares Subject to the Plan.    The aggregate maximum number of shares that may be issued pursuant to awards under the plan is 15,000,000 shares of Class A Common Stock, or, with respect to awards granted before our acquisition of AT&T Corp.’s broadband business as to which restrictions upon shares have not lapsed, Class A Special Common Stock. As of December 31, 2003, of this aggregate amount, 196,853 shares of Class A Common Stock and 6,727,874 shares of Class A Special Common Stock had been issued or reserved for issuance upon vesting of outstanding awards. Shares issued under the restricted stock plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an award will be available again for grant under the plan. No individual may be awarded more than 1,000,000 restricted shares or restricted stock units in any calendar year. As of March 15, 2004, the fair market value of a share of Class A Common Stock and Class A Special Common Stock was $28.98 and $27.99, respectively.

Term of the Plan.    No awards may be granted under the restricted stock plan after February 26, 2013.

Administration.    The plan is administered by the Compensation Committee. This committee has authority to determine who is eligible to participate in the plan, to select individuals to whom awards will be granted, to interpret the plan and to prescribe and amend rules and regulations relating to the plan. The committee may delegate to one of our officers or a committee of two or more of our officers its discretion under the plan to make grants of awards to any eligible employee other than an individual who, at the time of grant, has a base salary of $500,000 or more, holds a position with Comcast of Senior Vice President or higher or is subject to the short-swing profit recapture rules of the Securities Exchange Act of 1934.

Terms of Awards.    The committee determines the terms and conditions of each award, including the restrictions applicable to shares underlying awards of restricted stock and the dates these restrictions lapse and the award vests, as well as the vesting and settlement terms applicable to restricted stock units. When an award vests, we will deliver to the recipient a certificate for the number of shares without any legend or restrictions (except as necessary to comply with applicable state and federal securities laws).

The committee may condition the vesting of, or lapse of restrictions with respect to, any award of restricted shares or restricted stock units upon the satisfaction of performance targets or goals as described below. The committee is authorized to establish company-wide, division-wide or individual goals, which may be quantitative performance standards or qualitative performance standards. The quantitative performance standards include financial measurements such as income, expense, operating cash flow, numbers of customers of or subscribers for various services and products offered by us or one of our divisions, customer service measurements and other objective financial or service-based standards relevant to our business as may be established by the committee. The qualitative performance standards may include, but are not limited to, customer satisfaction, management effectiveness, workforce diversity and other qualitative performance standards relevant to our business. For each calendar year, annual performance goals will be established by the committee by no later than the 90th day of the year. Performance goals that are not annual will be established within the first quarter of the start of the applicable performance period. After the close of the calendar year, the committee will also determine whether the performance goals have been satisfied.

In addition, the committee may condition the vesting of, or lapse of restrictions with respect to, an award based on the satisfaction of performance standards as it may determine to be appropriate, whether or not previously designated as a performance standard.

Termination of Employment.    Upon termination of employment, all awards which are then still subject to restrictions or which have not vested will be forfeited. With respect to any award, the committee may, in its sole discretion, waive restrictions or vesting conditions in whole or in part.

Deferral.    Each recipient of an award has the right to defer the receipt, subject to re-deferral, of any or all of the shares subject to an award under the terms and conditions as determined by the committee and the plan. Upon making an appropriate election, a portion of the deferred awards may be paid out in cash.

Withholding.    Unless otherwise determined by the committee, tax liabilities incurred in connection with the grant of an award or its vesting or lapse of restrictions or settlement will be satisfied by our withholding a portion of the shares subject to the award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by us under applicable law. Subject to certain conditions specified in the plan, a recipient of an award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Adjustments.    The aggregate number of shares under the plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions. The committee’s determination with respect to any adjustment is final and conclusive.

Terminating Events.    In the event of our liquidation or a transaction or series of transactions in which an unaffiliated third party acquires share ownership such that this person has the ability to direct the management of the company, as determined by the Board in its sole discretion, the committee may provide that upon consummation of such an event, any outstanding awards will vest in full or in part or that all restricted stock or restricted stock units which have been previously deferred be transferred to the recipient.

Amendment or Termination.    The plan may be amended by the Board or the committee and may be terminated by the Board at any time. No award will be affected by any amendment or termination without the written consent of the recipient of the award.

New Plan Benefits.    Future grants of awards of restricted stock, if any, that will be made to eligible employees with respect to those shares that are subject to shareholder approval are subject to the discretion of the committee and, therefore, are not determinable at this time. The following table reflects the number of awards granted in 2003.

2002 Restricted Stock Plan

Name and Position	Number of Shares
Brian L. Roberts President and Chief Executive Officer	0
Stephen B. Burke Executive Vice President; President, Comcast Cable	0
Ralph J. Roberts Chairman of the Executive and Finance Committee of the Board of Directors	0
Lawrence S. Smith Co-Chief Financial Officer; Executive Vice President	0
David L. Cohen Executive Vice President	0
John R. Alchin Co-Chief Financial Officer; Executive Vice President and Treasurer	0
C. Michael Armstrong Non-Executive Chairman of the Board of Directors	0
All executive officers as a group	0
All non-employee directors as a group	0
Company employees other than executive officers, as a group	196,853

Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of restricted stock and restricted stock units granted under the plan.

Restricted Stock.    Generally, the grant of an award of restricted stock is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the restrictions lapse. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

Restricted Stock Units.    Generally, the grant of an award of restricted stock units is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled, in an amount equal to the fair market value of the shares of common stock received. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

A recipient who makes a proper election to defer the receipt of shares received in settlement of an award of restricted stock or to defer the settlement of restricted stock units will not recognize income with respect to the shares or units until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income equal to the fair market value of the shares of common stock issued at that time.

Section 83(b) Election.    If a recipient of an award of restricted stock properly makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, he or she will recognize ordinary compensation income equal to the fair market value of the shares of common stock at the time the shares are awarded, without taking into account the effect of the restrictions on the award. The recipient’s basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of shares of common stock which were subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the award. If, however, the recipient forfeits an award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.

Subject to Section 162(m) of the Internal Revenue Code of 1986 and our satisfaction of applicable reporting requirements, at the time income is recognized by the recipient of an award of restricted stock or restricted stock units, we will be entitled to a corresponding deduction.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2002 RESTRICTED STOCK PLAN.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

The Board has unanimously approved an amendment to our Articles of Incorporation and recommends that shareholders approve this amendment. Many of the governance-related provisions in our current Articles of Incorporation were adopted in 2002 in connection with our acquisition of AT&T Corp.’s broadband business. The governance structure then adopted by shareholders was intended to provide us with a stable governance structure during our integration of AT&T Corp.’s broadband business and our transition from a majority-controlled corporation to a corporation with a larger, more diverse shareholder base. After a review of our current corporate governance, the Board has concluded that it is appropriate at this time to make certain changes to our Articles of Incorporation. As described in greater detail below, among other things, the proposed amendment would allow the Board to determine the composition of the Governance and Directors Nominating Committee and to select its chairman and would give the Board approval rights over director nominees recommended by the Governance and Directors Nominating Committee. A copy of the proposed amendment is attached to this proxy statement as Appendix C. The summary of the material terms of this amendment that follows is qualified in its entirety by reference to Appendix C.

Description of the Material Terms of the Amendment to Our Articles of Incorporation

If the proposed amendment is approved by shareholders, the Governance and Directors Nominating Committee will at all times be composed solely of independent directors, as required by Nasdaq rules, who are designated by the Board. The committee would no longer include Mr. Brian L. Roberts, who is currently its chairman. Our Articles of Incorporation currently provide that between the 2004 and the 2005 annual meetings, if Mr. Roberts is our Chairman or Chief Executive Officer, the Governance and Directors Nominating Committee will consist of (i) Mr. Roberts, (ii) an independent director selected by and from members of the Board who were directors of Comcast prior to its acquisition of AT&T Corp.’s broadband business or their successors as directors (“Comcast directors”) and (iii) three independent directors selected by Comcast directors from members of the Board who are not Comcast directors. Our Articles of Incorporation also currently provide that during the same period, if Mr. Roberts is not our Chairman or Chief Executive Officer, the Governance and Directors Nominating Committee will consist of (i) two Comcast directors at least one of whom is independent and (ii) three independent directors selected by Comcast directors from members of the Board who are not Comcast directors. After the 2005 annual meeting, our Articles of Incorporation currently require that if Mr. Roberts is our Chairman or Chief Executive Officer, the Governance and Directors Nominating Committee include (i) Mr. Roberts and (ii) four independent directors selected by Mr. Roberts, provided that Mr. Roberts can designate no more than one Comcast director to the committee prior to the seventh anniversary of the date such director was initially elected to the Board. After the 2005 annual meeting, our Articles of Incorporation also currently require that if Mr. Roberts is not our Chairman or Chief Executive Officer, the Board will determine the composition of the Governance and Directors Nominating Committee. Our Articles of Incorporation currently further provide that Mr. Roberts serve as the chairman of the Governance and Directors Nominating Committee at all times that he is a member of the committee. The proposed amendment will eliminate all of these restrictions on the composition of the Governance and Directors Nominating Committee, thereby providing the Board with the flexibility to designate any independent director to serve on the Governance and Directors Nominating Committee and to chair the committee.

If the proposed amendment is approved by shareholders, nominees recommended by the Governance and Directors Nominating Committee for election by shareholders as directors will be submitted to the Board for its approval prior to their submission for election by shareholders. Our Articles of Incorporation currently provide that all powers to nominate individuals for election by shareholders as directors that would otherwise be held by the Board reside exclusively with the Governance and Directors Nominating Committee and that the committee’s nominees be submitted directly to shareholders. The proposed amendment will eliminate this nomination process.

Reasons the Board Approved and Recommends Approval by Shareholders of the Amendment to Our Articles of Incorporation

The Board recommends that shareholders approve the amendment to our Articles of Incorporation because it believes that the amendment would benefit our corporate governance. After a review of our current corporate governance, the Board together with Mr. Roberts has concluded that the company would be better served if the Board has the flexibility to select members of the Governance and Directors Nominating Committee. If the amendment is approved, the committee will no longer consist of a specified number of Comcast directors and non-Comcast directors. Instead, the Board will be permitted to designate any independent director to the Governance and Directors Nominating Committee. Even though Mr. Roberts’ current membership on the Governance and Directors Nominating Committee is expressly permitted by Nasdaq Rule 4350(c)(4)(E), if the amendment is approved, Mr. Roberts will no longer be eligible to serve on the Governance and Directors Nominating Committee, and the committee will consist solely of independent directors as required by Nasdaq rules. In addition, the Board recommends the proposed amendment because it believes that it is appropriate at this time to return to the Board ultimate authority to nominate individuals for election by shareholders as directors. If the amendment is approved, the Governance and Directors Nominating Committee will no longer be able to submit their nominee recommendations to shareholders. Instead, the committee’s recommendations will be reviewed by the Board, which will decide on the final director candidates.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

SHAREHOLDER PROPOSALS

We received the following shareholder proposals. The proponent of each proposal has represented to us that the proponent has continuously held at least $2,000 in market value of Class A Common Stock for at least one year and will continue to hold these securities through the date of the annual meeting.

For each of the shareholder proposals, we have included the proposal and shareholder’s supporting statement exactly as we received them, although we have provided brief titles for the proposals and have indicated with “[sic]” places where the text as written appears garbled. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal. Mr. Brian L. Roberts, as beneficial owner of all the outstanding shares of Class B Common Stock, has indicated that he intends to vote all of these shares against each of the five shareholder proposals.

PROPOSAL 5: TO HAVE INDEPENDENT DIRECTORS

CONSTITUTE TWO-THIRDS OF THE BOARD

The following proposal and supporting statement were submitted by the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which has advised us that it holds 711 shares of our common stock.

RESOLVED:    Shareholders of the Comcast Corporation (“Comcast” or the “Company”) urge the Board of Directors (the “Board”) to adopt a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term “Independent Director” shall mean a director who:

•	has not been employed by the Company in an executive capacity;

•	is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

•	has no personal service contract(s) with the Company or the Company’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

•	within the last five years, has not had any business relationship with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

•	is not employed by a public company at which an executive officer of the Company serves as a director;

•	has not had a relationship described in [sic] of the sort described above with any affiliate of the Company; and

•	is not a member of the family of any person described above.

SUPPORTING STATEMENT:    This proposal seeks to establish a level of independence that we believe will promote clear and objective decision-making in the best interest of all shareholders. The above resolution is based on a definition of director independence that was developed by the Council of Institutional Investors, an organization of more than 130 pension funds with over $2 trillion in assets. The Council of Institutional Investors believes that “an independent director is someone whose only nontrivial professional, familial or financial connection to the corporation, its chairman, CEO or any other executive officer is his or her directorship.”

In our opinion, fewer than half of the Company’s directors meet the proposed standard of independence. Four of Comcast’s twelve directors (two of whom are related) are current or former executives of the Company or its predecessors; a fifth heads a law firm that recently provided legal services to the Company; a sixth is an executive of a company that provides programming to Comcast; and a seventh is the former CEO of the Company’s auditor. We are also concerned that Comcast CEO Brian Roberts has served as the Chair of the Board’s Governance and Directors Nominating Committee.

Leading business organizations such as the National Association of Corporate Directors’ Blue Ribbon Commission on Director Professionalism have supported requiring a substantial majority of independent directors. According to the Business Roundtable’s Principles of Corporate Governance, “a substantial majority of directors of the board of a publicly owned corporation should be independent of management.” The Conference Board’s Commission on Public Trust and Private Enterprise states: “Boards must be composed of qualified individuals, a substantial majority of whom are free from disqualifying conflicts of interest.”

For these reasons, please vote FOR this proposal.

Our Comments Regarding the Proposal

to Establish a Two-thirds Independent Board

Proposal 5 would add two additional restrictions to the board independence requirements prescribed by Nasdaq. First, the proponent seeks to increase the required minimum percentage of independent directors from a majority to two-thirds. Second, the proponent seeks to use a different definition of independence.

Minimum Independence Requirement.    The two-thirds minimum independent board requirement proposed by the proponent differs from the standards determined appropriate by Nasdaq and the New York Stock Exchange and approved by the Securities and Exchange Commission. The standards for board independence adopted and approved by these regulatory bodies provide that a majority of the board must be independent. In adopting our corporate governance guidelines, our Board also determined that a majority requirement for independent directors is the appropriate standard and is in the best interest of the company and our shareholders. The Board sees no reason for the company to adopt a different standard from that promulgated by its regulators and, for the reasons described below, believes that Proposal 5’s heightened minimum standard for board independence is not in the best interest of the company and our shareholders.

The requirement to maintain a two-thirds independent board at all times could be problematic due to the normal course of retirements and resignations of directors. Whenever a director leaves our Board, adequate time is needed to identify and evaluate suitable candidates to fill the open directorship. Any directorship left unfilled changes the balance of independent and non-independent directors. If the minimum standard for independent directors is set at two-thirds, the percentage of independent directors may more frequently fall below the minimum standard as directors retire or resign. In order to comply with the two-thirds quota proposed by Proposal 5, the Board may then be forced either to fill the open directorship quickly without adequate time to select the best candidate or to initiate needless resignations and reappointments of existing non-independent directors once a suitable independent candidate is selected to fill the open directorship.

The Board also believes that shareholders should not overlook the critical role served by our directors who are not independent under relevant standards due to their role as current or former executives of the company, their position with a customer, business partner or advisor or other relevant background or experience with the company. These individuals are uniquely situated to provide insight into our company’s significant opportunities and risks, our competitive strengths and weaknesses and the challenges facing the business as a whole and play a critical role in the Board’s deliberations and decision-making. While independent judgment in the boardroom is essential, the Board believes that a majority independent board combined with independent key committees, regular executive sessions of independent directors and other safeguards against conflicts of interest provides the optimum mix of talent, experience and independent judgment and promotes clear and objective decision-making in the best interest of all shareholders.

Independence Definition.    Proposal 5’s definition of independence differs from the definition we are subject to as a Nasdaq-traded company. Proposal 5’s definition is more stringent in that it precludes an individual from being an independent director if the person had certain relationships with the company, such as being affiliated with an advisor or consultant to the company, no matter how long ago the relationship ended. In contrast, the Nasdaq rules provide that certain former relationships with the company do not preclude a person from being an independent director if the relationship ended more than three years ago. The Board believes that Proposal 5’s lack of a look-back period on certain former relationships would needlessly exclude highly qualified individuals from serving on our Board.

The definition of independence in Proposal 5 consists of a list of relationships that preclude a finding of independence. The Nasdaq definition similarly lists certain relationships that preclude such a finding. However, Nasdaq not only precludes individuals who have or have had certain relationships from being independent but also provides that the Board must affirmatively determine whether any relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Although it is not possible to anticipate or explicitly provide for all relationships that might signal a conflict of interest or bear on the materiality of a director’s independence, the Board believes that the Nasdaq requirement to review all facts and circumstances that could bear on a finding of independence assures a thorough and thoughtful process for determining the independence of our directors and that the more extensive list of precluded relationships proposed by the proponent is unnecessary.

Accordingly, while the Board agrees with the proponent’s stated goal of establishing a level of independence that promotes clear and objective decision-making, the Board believes that our current independence standards and definition of independence are the most appropriate for the company and are in the best interest of our shareholders.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 6: TO DISCLOSE POLITICAL CONTRIBUTIONS

The following proposal and supporting statement were submitted by Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who has advised us that she holds 160 shares of our common stock.

RESOLVED:    That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders. And if no such disbursements were made, to have that fact publicized in the same manner.

REASONS:    This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that [sic] they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.

If you AGREE, please mark your proxy FOR this resolution.

Our Comments Regarding the Proposal

to Disclose Political Contributions

Proponent’s stated reason for presenting Proposal 6 is to provide disclosure of “corporate dollars” being spent for political purposes out of concern that political contributions may be made with “dollars that belong to shareholders as a group”. In fact, federal law prohibits all corporations from making direct or indirect contributions to candidates or political parties at the federal level, and many states’ laws regulate and limit such activities at the state level. Although we sponsor political action committees, as permitted by law, that make contributions to political candidates, parties and public officials whose views are consistent with our long-term legislative and regulatory goals relating to our industry or the communities we serve, these committees are funded solely from voluntary contributions made by our employees and others. Accordingly, corporate dollars spent for this purpose are, at both the federal and state level, generally limited to the costs associated with administering these committees. In addition, although in a limited number of states we may from time to time make direct political contributions to candidates for state or local office, the aggregate amount of our direct corporate contributions is insignificant.

The proponent seeks information concerning dollars being spent for political purposes for the purpose of accounting for corporate political expenditures. Specifically, the proposal calls for a detailed accounting of each contribution, including the date of the contribution, the amount of the contribution and the recipient of the contribution. As described above, we sponsor political action committees and may make direct contributions in a limited number of states to state or local office candidates. All contributions made by our committees are disclosed periodically in reports with the Federal Election Commission and applicable state authorities. In addition, with respect to any direct contributions to state or local candidates, most states that permit contributions by corporations require such contributions to be reported once a threshold amount is reached and require similar reporting on the part of the candidates who received such contributions. Reports filed with the Federal Election Commission and state authorities generally contain all the information called for by Proposal 6, including the date of the contribution, the amount of the contribution and the recipient of the contribution. These reports are typically available to the public, and many of these reports are available free of charge over the Internet. For example, all reports filed with the Federal Election Commission are available at www.fec.gov, and resources such as www.fecinfo.com and www.opensecrets.org compile federal and state political contribution data in a searchable format. Accordingly, shareholders who are interested in reviewing our corporate political expenditures and the expenditures of our political action committees already have access to this information.

The Board believes that Proposal 6 is unnecessary because the amount of corporate dollars spent on political contributions is insignificant and shareholders have access to information of the sort called for by Proposal 6.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 7: TO NOMINATE TWO DIRECTORS FOR EVERY OPEN DIRECTORSHIP

The following proposal and supporting statement were submitted by Mr. Richard A. Dee, 115 East 89th Street, New York, NY 10128, who has advised us that he holds 88 shares of our common stock.

“Stockholders of publicly-owned corporations do not ‘elect’ directors.    Directors are ‘selected’ by incumbent directors and managements. Stockholders are allowed only to ‘ratify’ director selections much as they ratify auditor selections.

“The term ‘Election of Directors’ is misused in corporate proxy materials to refer to the process by which directors are empowered. The term is inappropriate—and it is misleading. Without a choice of candidates, there is no election.

“Incumbent directors are anxious to protect their absolute power over corporate activities. The root of that power is control of Corporate Governance—which is assured by control of board composition. Unfortunately, the ‘Elective process rights’ of stockholders are being ignored.

“It is hereby requested that the Board of Directors adopt promptly a resolution requiring the Governance and Directors Nominating Committee to nominate two candidates for each directorship to be filled by voting of stockholders at annual meetings. In addition to customary personal background information, Proxy Statements shall include a statement by each candidate as to why he or she believes they should be elected.

“Approval of this Corporate Governance proposal should result in Comcast stockholders being provided with a choice of director candidates for whom to vote—and an opportunity to vote in a true election for those whose qualifications and views they favor. Comcast stockholders deserve to be represented by directors who are ‘duly elected.’

“In a democracy, those who govern are duly-elected by those whom they represent—and they are held accountable by those electors. Continuing in public office requires satisfying constituents, not just nominators. Corporate directors, far too many of whom divide their time between several masters, take office unopposed —and answer only to fellow directors.

“Until stockholders make unmistakably clear that they are unwilling to continue as disenfranchised corporate owners, they will continue to be denied genuine participation in deciding who will direct the companies that they own. It is now virtually impossible for stockholders to utilize successfully their supposed right to nominate and elect directors. Approval of this proposal will be a step toward Corporate Democracy. A step—and a thought—that Corporate America finds very disturbing!

“The ‘pool’ from which corporate directors are selected should be expanded from the current preponderance of chairmen/CEOs and presidents to include younger executives, including many more women, whose backgrounds particularly well-qualify them to represent the stockholders of particular companies.

“Although director nominees would continue to be selected by incumbents, approval of this proposal should enable Comcast stockholders to replace any or all directors if they become dissatisfied with them—or with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors!

“The benefits that will accrue to Comcast stockholders from Directors that have been democratically —elected, and who are willing to have their respective qualifications reviewed and considered carefully by stockholders, far outweigh arguments raised by those who are accustomed to being “selected”—and who are determined to maintain their absolute power over the Corporate Governance process.

“Please vote FOR this proposal.”

Our Comments Regarding the Proposal to

Nominate Two Directors for Every Open Directorship

The Board believes in the importance of a sound process for the nomination of directors. The Board’s Governance and Directors Nominating Committee is responsible for identifying and recommending director nominees, and three-fourths of the members of this committee are currently independent under Nasdaq rules. If Proposal 4 of this proxy statement is approved at the meeting, Mr. Brian L. Roberts will no longer be eligible to serve on the Governance and Directors Nominating Committee, and all members of this committee will be independent under Nasdaq rules. Subject to the governance provisions contained in our Articles of Incorporation, this committee considers all proposed nominees for director, including sitting directors and nominees for which a shareholder has submitted a written recommendation. Any of our shareholders may submit a written recommendation to our Secretary for consideration by the committee. In addition, any shareholder who complies with the advance notice provisions of our by-laws described elsewhere in this proxy statement may nominate a director at the annual meeting of shareholders. Also, any shareholder may vote for some directors and withhold votes from others. Finally, a shareholder may propose an alternate slate of directors if the shareholder complies with the rules of the Securities and Exchange Commission relating to election contests.

Proposal 7 would require the Governance and Directors Nominating Committee to nominate two candidates for each directorship and to include a statement by each as to why he or she should be elected. The Board believes that these proposed procedures would politicize the director election process and are inappropriate for a business organization. The current procedures reflect the Board’s responsibilities for its own self-evaluation in terms of size, composition and performance and for recommending candidates to shareholders. The Board weighs re-nomination of incumbent directors and candidates for vacancies or new Board positions against its desired composition and in the light of developments in our industry and in our business.

In the absence of special circumstances, changes to Board membership should be incremental so that there is a balance between new and experienced directors. The Board believes that the nomination of two candidates for each Board vacancy would be inconsistent with this objective and would discourage qualified candidates from standing for election.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 8: TO LIMIT COMPENSATION FOR SENIOR EXECUTIVES

The following proposal and supporting statement were submitted by the United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, which has advised us that it holds 37,900 shares of our common stock.

Commonsense Executive Compensation Proposal

Resolved:    that the shareholders of Comcast Corporation (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1) Salary    The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2) Annual Bonus    The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3) Long-Term Equity Compensation    Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4) Severance    The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5) Disclosure    Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

Supporting Statement:    We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003 CEOs Win, Workers and Taxpayers Lose”).

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.”

Our Comments Regarding the Proposal to

Limit Senior Executive Compensation

The Board believes that, in view of a competitive marketplace, adoption of this proposal would severely limit our ability to attract, motivate and retain senior executives, including our Chief Executive Officer. We must be able to offer integrated compensation programs that pay competitively and consistently with comparable companies, align executive compensation with shareholder interests and link pay to our performance and to the senior executive’s individual performance.

The Compensation Committee, which consists entirely of independent directors as defined under Nasdaq rules, recognizes its responsibility to recommend executive compensation decisions that are in the best interest of the company and our shareholders. The committee and the Board devote significant time and effort to assess the performance of our Chief Executive Officer and the other senior executives and consider, among other things, our goals and objectives, performance and relative shareholder return, the value of similar incentive awards to senior executives at comparable companies, awards made to our senior executives in prior years and our obligations under existing employment agreements. The report of the Compensation Committee included elsewhere in this proxy statement further explains the philosophy and methodology of our compensation program for senior executives. The Board believes that it is ultimately in our shareholders’ best interest that this process not be subject to the limitations reflected in Proposal 8.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 9: TO ADOPT A RECAPITALIZATION PLAN

The following proposal and supporting statement were submitted by the Communications Workers of America Members’ Relief Fund, 501 Third Street, N.W., Washington, D.C. 20001-2797, which has advised us that it holds 10,500 shares of our common stock.

RESOLVED:    The shareholders request that the Board of Directors take the steps that may be necessary to adopt a recapitalization plan that would provide for all of the Company’s outstanding stock to have one vote per share.

Supporting Statement

Comcast has an unusual dual class capital structure that gives Brian L. Roberts a disproportionate percentage of the shareholder votes. According to the 2002 Annual Report, Mr. Roberts “has a 33 1/3% nondilutable voting interest” as the beneficial owner “of all outstanding shares of our Class B common stock.” This gives Mr. Roberts one-third of the voting power with beneficial ownership of less than one percent of Comcast’s total market value.

In contrast, the 1.4 million record holders of Class A common stock have just “66 2/3% of the aggregate voting power.” This ratio is maintained by adjusting the voting power of the Class A Common stock before each election to reflect “the number of shares of Class A common stock and Class B common stock then outstanding.”

For example, Mr. Roberts controlled 9.4 million shares of Class B stock that was entitled to fifteen votes per share at the 2003 Annual Meeting. To maintain his “33 1/3% nondilutable voting interest,” the 1.35 billion shares of Class A common stock was allocated just “0.2090 vote,” or about 1/5 of a vote per share. This gave each share of the Class B stock about 75 times the voting power of a single share of Class A stock.

We believe this disproportionate voting power is dangerous to the interests of the shareholders. As Louis Lowenstein has observed, dual class voting stocks reduces accountability by allowing corporate control to be seized or retained by corporate officers or insiders. What’s Wrong With Wall Street (1988).

We believe the danger of giving disproportionate power to insiders is illustrated by the experience of Adelphia Communications, which was the nation’s sixth largest cable television company in 2002. Adelphia’s dual class voting stocks gave the Rigas family control and, in that manner, contributed to the Company’s participation in “one of the most extensive financial frauds ever to take place at a public company.” See Securities and Exchange Commission Litigation Release No. 17627 (July 24, 2002).

The Securities and Exchange Commission has alleged, among other things, that Adelphia fraudulently excluded more than $2.3 billion in bank debt from its consolidated financial statements and concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20.39 on March 26, 2002 to $0.79 on June 3, 2002, when it was delisted by the NASD.

Comcast has a market capitalization in excess of $65 billion, which may make it the largest public company with a dual class voting structure. In our view, this large capitalization magnifies the danger to investors that is inherent in any dual class voting structure. Please vote for this proposal to persuade the Board to take steps toward giving each share of Comcast stock one vote per share.

Our Comments Regarding the Proposal

to Adopt a Recapitalization Plan

The dual voting class structure of Comcast has existed since the company went public in 1972. Prior to our acquisition of AT&T Corp.’s broadband business in November 2002, Mr. Brian L. Roberts beneficially owned Comcast stock representing approximately 87% of the combined voting power of all Comcast stock. In connection with that transaction, Mr. Roberts agreed to reduce his voting interest to a 33 1/3% nondilutable interest. Without this concession, the AT&T Broadband transaction, which has proved so beneficial to Comcast, would not have been possible. Moreover, at the AT&T Corp. shareholders meeting relating to the AT&T Broadband transaction, the AT&T shareholders not only approved the AT&T Broadband transaction as a whole but also separately approved the governance terms of that transaction, which approval was a condition to completing the AT&T Broadband transaction. In fact, approximately 92% of the AT&T shareholders voting on the governance proposal voted to approve it.

We believe that the historical success of Comcast is owed in large part to the respected and stable leadership provided by Mr. Roberts and the Roberts family. Through their leadership and focus on long-term growth, Comcast has a proven track record for creating shareholder value. Our shares have consistently outperformed leading stock indices by significant margins, including the S&P 500 by a margin of more than 2 to 1 since Comcast went public in 1972. We believe that Mr. Roberts and the Roberts family have been, and will continue to be, crucial to the long-term success of our business and our position of financial strength.

Under Pennsylvania law and our Articles of Incorporation, no recapitalization that affects the voting rights of our Class B Common Stock can be effected without the separate approval of Mr. Brian L. Roberts, as beneficial owner of our Class B Common Stock.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

This table sets forth certain information regarding the annual and long-term compensation we paid to or for our President and Chief Executive Officer and each of our other executive officers named in the table (the “named executive officers”) for each of our last three fiscal years or, in some instances the period of time, if shorter, such individual has been one of our executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)	Number of Securities Underlying Options (#)	All Other Compensation ($)(4)
Brian L. Roberts President and Chief Executive Officer	2003 2002 2001	2,001,000 1,238,623 1,102,500	6,000,000 6,000,000 1,653,750	365,618 216,714 427,817		950,100(7) 3,252(9) 750,000(8) 2,100(9) 750,000(8) 4,680(9)	255,981 237,319 249,564

Stephen B. Burke Executive Vice President; President, Comcast Cable	2003 2002 2001	1,167,886 991,105 926,100	5,166,886 1,166,886 463,050	554 1,770 3,468		500,100(7) 1,200,000(8) 500,000(8)	488,165 282,899 179,396

Ralph J. Roberts Chairman of the Executive and Finance Committee of the Board of Directors	2003 2002 2001	1,601,000 1,265,478 1,171,325	1,600,000 1,600,000 585,663	3,590,770 3,387,679 3,065,388		650,100(7) 600,000(8) 4,000(9) 1,100,000(8)	4,867,132 6,888,647 9,660,949

Lawrence S. Smith Co-Chief Financial Officer and Executive Vice President	2003 2002 2001	1,040,500 882,909 825,000	1,039,500 1,039,500 412,500	1,914 1,922 3,754		450,100(7) 420,000(8) 1,600(9) 250,000(8)	344,844 282,289 230,521

David L. Cohen Executive Vice President	2003 2002	961,000 400,000	960,000 720,000	2,175 558	476,800(5)	400,100(7) 610,000(8)	28,908 1,384

John R. Alchin Co-Chief Financial Officer, Executive Vice President and Treasurer	2003 2002 2001	883,000 750,135 701,000	882,000 882,000 350,000	105,157 29,302 58,872		400,100(7) 310,000(8) 600(9) 200,000(8)	336,020 242,306 195,343

C. Michael Armstrong Non-Executive Chairman of the Board of Directors	2003 2002	1,801,000 173,077	2,700,000 337,500	464,702	10,376,358(6)	100(7) 2,566,258(10) 2,400,000(11)	4,753,218

(1)	Includes our President and Chief Executive Officer, the five other most highly compensated individuals who were our executive officers at the end of 2003 and one additional individual, Mr. Armstrong, who was not an executive officer at the end of the last fiscal year but who is required to be included in the Summary Compensation Table under applicable rules, each as measured by salary and bonus. Mr. Cohen became an executive officer on July 1, 2002, and Mr. Armstrong became an executive officer on November 18, 2002. For this reason, with respect to Messrs. Cohen and Armstrong, only information beginning with fiscal year 2002 is included in the Summary Compensation Table.

(2)	The amounts in this column include bonuses earned by the named executive officers in 2003, 2002 and 2001 under our 2002 Executive Cash Bonus Plan and in 2003 and 2002 under our 2002 Supplemental Cash Bonus Plan (other than Mr. Armstrong).

(3)	This column includes (a) payments to the named executive officers to cover their tax liabilities incurred in connection with various items, calculated assuming the highest individual income tax bracket, including: (i) local taxes on certain stock option exercises by Messrs. Brian L. Roberts and Alchin; (ii) payments to Mr. Ralph J. Roberts to cover the premiums attributable to the term life insurance portion of certain split-dollar life insurance policies (see note 4(a) below); (iii) payments to Mr. Brian L. Roberts to cover the premiums attributable to term life insurance policies (see note 4(b) below); (iv) payments to Mr. Armstrong to cover the premiums attributable to a universal life insurance policy (see note 4(c) below); and (v) payments to cover premiums attributable to our executive long-term disability plan (see note 4(g) below); (b) amounts on account of personal use of company aircraft in 2003, determined as the extent to which the value of such use, calculated on an incremental cost basis, exceeds the amount paid to us for such use pursuant to company policy (Mr. Brian L. Roberts, $73,712; Mr. Ralph J. Roberts, $59,509; and Mr. Armstrong, $355,609); (c) amounts on account of personal use of company-provided administrative support (Messrs. Brian L. Roberts and Ralph J. Roberts, each $33,266); and (d) amounts with respect to other incidental personal benefits. The use of company aircraft is required by company policy for security reasons with respect to personal and business travel by Messrs. Brian L. Roberts, Ralph J. Roberts and Armstrong. In 2003, each of the named executive officers other than Messrs. Brian L. Roberts, Ralph J. Roberts and Armstrong received, after payment to us pursuant to company policy, personal benefits in an amount less than $50,000 (the minimum amount required for disclosure under the rules of the Securities and Exchange Commission). The amount of such payments made pursuant to company policy by Mr. Brian L. Roberts with respect to 2003 and 2002, and Mr. Burke with respect to 2003, for items that otherwise would have been personal benefits, exceeded $60,000.

(4)	This column includes (with respect to amounts applicable to 2003): (a) payments to certain named executive officers to reimburse them for their payment of premiums attributable to the term life insurance portion of certain split-dollar life insurance policies (Mr. Brian L. Roberts, $1,630; Mr. Ralph J. Roberts, $2,365,901; Mr. Smith, $1,930; and Mr. Alchin, $1,725); (b) payments to cover premiums attributable to term life insurance policies (Mr. Brian L. Roberts, $189,099); (c) payments to cover premiums attributable to a universal life insurance policy (Mr. Armstrong, $163,299); (d) payments to cover financial counseling services (Mr. Armstrong, $91,563); (e) payment of $4,241,145 to Mr. Armstrong upon settlement of an award of restricted stock units granted to Mr. Armstrong in 1997, which we assumed as part of our acquisition of AT&T Corp.’s broadband business (see note 6 below), representing the difference between the fair market value of the restricted stock units on the date of settlement and the guaranteed amount of $10 million (pursuant to the preexisting terms of the award); (f) contributions to our Retirement-Investment Plan in the amount of $12,000 for each of the named executive officers (other than Mr. Armstrong); (g) payments to certain named executive officers to cover the premiums attributable to our executive long-term disability plan (Mr. Brian L. Roberts, $4,104; Mr. Smith, $1,658; and Mr. Alchin, $5,938); and (h) the dollar value of interest earned on deferred compensation in excess of 120% of the long-term applicable federal rate (the current rate on deferred compensation is 12%) (Mr. Brian L. Roberts, $49,148; Mr. Burke, $476,165; Mr. Ralph J. Roberts, $2,489,231; Mr. Smith, $329,256; Mr. Cohen, $16,908; Mr. Alchin, $316,357; and Mr. Armstrong, $257,211).

(5)	On July 1, 2002, we granted Mr. Cohen an award of 20,000 restricted shares of Class A Special Common Stock. 25% of the shares subject to this award vested or will vest on each of January 2, 2003, 2004, 2005 and 2006. The per share value of the Class A Special Common Stock on the date of grant was $23.84.

The aggregate number of shares and value with respect to the named executive officers on December 31, 2003 for restricted stock holdings were: Mr. Cohen, 15,000 shares of Class A Special Common Stock ($469,350); and Mr. Armstrong, 110,255 shares of Class A Common Stock ($3,615,261). Holders of restricted shares do not have any voting rights with respect to these shares.

(6)	Pursuant to the terms of our acquisition of AT&T Corp.’s broadband business on November 18, 2002, certain options to purchase, and awards based on, AT&T common stock were automatically converted into options to purchase, and awards based on, our common stock. Existing AT&T common stock-based awards held by Mr. Armstrong at the time of the AT&T Broadband acquisition (other than options, the treatment of which is described below) were converted into awards with respect to a certain number of shares or stock units of Class A Common Stock and awards for a certain number of stock units (valued with respect to AT&T common stock). The total value of these awards as of November 18, 2002 is reflected in the Summary Compensation Table. As of November 18, 2002, the value of the portion of the awards based on shares of Class A Common Stock was $6,357,111, based on the underlying award of 110,255 restricted shares and 142,714 stock units and a per share value of Class A Common Stock of $25.13 on this date. The award of 142,714 restricted stock units vested and was paid out on May 7, 2003 (see note 4(e) above). The award of 110,255 restricted shares will vest on December 31, 2004 or, if Mr. Armstrong elects to retire from service with us in accordance with the terms of his employment agreement, on the date that he retires.

(7)	Represents the number of shares of Class A Common Stock issuable upon the exercise of options.

(8)	Represents the number of shares of Class A Special Common Stock issuable upon the exercise of options.

(9)	Represents the number of shares of QVC common stock issuable upon exercise of options granted to certain named executive officers by the Compensation Committee of the QVC Board of Directors pursuant to the QVC stock option and stock appreciation rights plan. As a result of the sale of our interest in QVC on September 17, 2003, all options to purchase QVC common stock held by our employees were cancelled. See the “Aggregated QVC Option Exercises in 2003 and QVC Option Values at December 31, 2003” table for more information on the terms of this cancellation.

(10)	Pursuant to the terms of the AT&T Broadband acquisition, options to purchase shares of AT&T common stock held by Mr. Armstrong at the time of the AT&T Broadband acquisition were automatically converted into options to purchase 2,566,258 shares of Class A Common Stock, having various exercise prices based on the exchange ratio used in this acquisition.

(11)	Pursuant to the terms of the AT&T Broadband acquisition, we were required to enter into an employment agreement with Mr. Armstrong on substantially the same terms as his prior employment agreement with AT&T Corp. Under this employment agreement, to compensate him for equity-based compensation that he would have received under the terms of his prior employment agreement with AT&T Corp., Mr. Armstrong was awarded an option to purchase 2,400,000 shares of Class A Common Stock, having an exercise price of $25.00, the fair market value of a share of the Class A Common Stock on November 20, 2002 (the date of grant).

Stock Option Grants

This table contains information concerning grants of employee stock options we made to the named executive officers during 2003. No stock appreciation rights were granted during 2003 to the named executive officers.

Comcast Stock Option Grants in 2003

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)	Expiration Dates	Grant Date Present Value ($)(2)
Brian L. Roberts	950,000	3.8%	27.12	02/26/13	9,994,000
	100	*	32.12	12/31/05	635
Stephen B. Burke	500,000	2.0%	27.12	02/26/13	5,260,000
	100	*	32.12	12/31/05	635
Ralph J. Roberts	650,000	2.6%	27.12	02/26/13	6,838,000
	100	*	32.12	12/31/05	635
Lawrence S. Smith	450,000	1.8%	27.12	02/26/13	4,734,000
	100	*	32.12	12/31/05	635
David L. Cohen	400,000	1.6%	27.12	02/26/13	4,208,000
	100	*	32.12	12/31/05	635
John R. Alchin	400,000	1.6%	27.12	02/26/13	4,208,000
	100	*	32.12	12/31/05	635
C. Michael Armstrong	100	*	32.12	12/31/05	635

*	Less than one percent of total options to purchase common stock granted to our employees in 2003.

(1)	Options are for the purchase of shares of Class A Common Stock and were granted on February 26, 2003 or April 24, 2003 under our stock option plans. All options granted in 2003 have exercise prices equal to the fair market value of the underlying shares on the date of grant. Options granted on February 26, 2003 generally become exercisable at the approximate rate of 30% of the shares covered thereby on the second anniversary of the date of grant, another 15% on each of the third, fourth and fifth anniversaries of the date of grant, another 5% on each of the sixth through ninth anniversaries of the date of grant and 5% six months prior to the tenth anniversary of the date of grant. Options granted on April 24, 2003, which were part of an all-employee grant required to be made under the terms of the AT&T Broadband acquisition agreement, become exercisable in full on April 24, 2005.

(2)	These amounts represent the estimated present value of options at the date of grant calculated using the Black-Scholes option-pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 29.2%; an expected term to exercise of seven years; an interest rate of approximately 3.5%; and no dividend yield. The actual value of these options, if any, realized by an executive officer will depend on the extent to which the market value of the Class A Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above. These amounts should not be used to predict share performance.

This table contains information concerning grants of options under the QVC stock option and stock appreciation rights plan to the named executive officers during 2003. Each option under this plan was granted with a tandem stock appreciation right that entitles the recipient, in lieu of exercising the option to which the stock appreciation right relates, to receive a cash payment equal to 75% of the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the option.

QVC Stock Option Grants in 2003

Individual Grants (1)
Name	Number of Securities Underlying Options/Stock Appreciation Rights Granted (#)	% of Total Options Granted to Employees in 2003(2)	Exercise Price ($/Sh)	Expiration Dates	Grant Date Present Value ($)(3)
Brian L. Roberts	283	0.8%	1,768.00	01/10/2013	182,175
	1,449	4.3%	1,768.00	02/07/2013	907,415
	1,520	4.5%	1,768.00	03/07/2013	917,038
Stephen B. Burke	—	—	—	—	—
Ralph J. Roberts	—	—	—	—	—
Lawrence S. Smith	—	—	—	—	—
David L. Cohen	—	—	—	—	—
John R. Alchin	—	—	—	—	—
C. Michael Armstrong	—	—	—	—	—

(1)	Pursuant to the terms of the QVC stock option and stock appreciation rights plan, these options were granted on January 10, 2003, February 7, 2003 and March 7, 2003. These options were granted at an exercise price representing the value of the shares underlying such options on the date of grant as determined pursuant to this plan, and had a vesting schedule of 20% vesting on each anniversary of the date of grant, based on continued service. As a result of the sale of our interest in QVC, all options to purchase shares of QVC common stock held by our employees were cancelled in exchange for a cash payment (or a deferred cash payment) from us equal to the difference between the value of the consideration we received from the buyer for each share of QVC we owned and the exercise price of the option. See the “Aggregate QVC Option Exercises in 2003 and QVC Option Values at December 31, 2003” table for more information on the terms of this cancellation.

(2)	Total options granted to employees in 2003 only includes options granted in the period beginning on January 1, 2003 and ending on September 17, 2003, which is the period in 2003 that we owned an interest in QVC.

(3)	These amounts represent the estimated present value of options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of approximately 20.0%; an expected term to exercise of eight years; an interest rate of approximately 3.8%; and no dividend yield. As a result of the cancellation of the options in connection with the sale of our interest in QVC, the actual value of the options realized by a named executive officer depended on the extent to which the fair market value of the QVC common stock, as determined in connection with the sale, exceeded the exercise price of the option.

Stock Option Exercises and Holdings

This table contains information related to options to purchase shares of Class A Special Common Stock exercised during 2003 by the named executive officers and the number and value of options to purchase Class A and Class A Special Common Stock held at December 31, 2003 by such individuals. No options to purchase shares of Class A Common Stock were exercised by the named executive officers in 2003.

Aggregated Comcast Option Exercises in 2003

and Comcast Option Values at December 31, 2003

Name	Shares Acquired on Exercise (#)		Value Realized ($)		Number of Securities Underlying Unexercised Options at December 31, 2003 (#)				Value of Unexercised In-the-Money Options at December 31, 2003 ($)
					Exercisable		Unexercisable		Exercisable		Unexercisable
Brian L. Roberts	288,748	(1)	5,629,042	(1)	8,628,117	(1)	5,224,000	(1)	58,349,445	(1)	15,855,375	(1)
	—	(2)	—	(2)	—	(2)	950,100	(2)	—	(2)	5,386,567	(2)
Stephen B. Burke	—	(1)	—	(1)	2,156,730	(1)	2,937,500	(1)	21,216,601	(1)	10,075,361	(1)
	—	(2)	—	(2)	—	(2)	500,100	(2)	—	(2)	2,835,067	(2)
Ralph J. Roberts	1,310,868	(1)	28,543,150	(1)	1,945,902	(1)	1,469,000	(1)	18,374,159	(1)	—	(1)
	—	(2)	—	(2)	—	(2)	650,100	(2)	—	(2)	3,685,567	(2)
Lawrence S. Smith	30,192	(1)	561,334	(1)	1,136,530	(1)	1,502,500	(1)	14,156,265	(1)	6,853,275	(1)
	—	(2)	—	(2)	—	(2)	450,100	(2)	—	(2)	2,551,567	(2)
David L. Cohen	—	(1)	—	(1)	—	(1)	610,000	(1)	—	(1)	2,876,500	(1)
	—	(2)	—	(2)	—	(2)	400,100	(2)	—	(2)	2,268,067	(2)
John R. Alchin	70,943	(1)	1,494,348	(1)	1,269,387	(1)	1,142,500	(1)	18,772,284	(1)	5,468,363	(1)
	—	(2)	—	(2)	—	(2)	400,100	(2)	—	(2)	2,268,067	(2)
C. Michael Armstrong	—	(2)	—	(2)	2,018,065	(2)	2,948,293	(2)	1,039,776	(2)	21,464,421	(2)

(1)	Information is with respect to shares of Class A Special Common Stock.

(2)	Information is with respect to shares of Class A Common Stock.

This table contains information related to options to purchase shares of QVC common stock exercised by the named executive officers or settled by us during 2003 and the number and value of options to purchase QVC common stock held at December 31, 2003 by such individuals.

Aggregated QVC Option Exercises in 2003

and QVC Option Values at December 31, 2003

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian L. Roberts	1,808	16,963,915	—	—	—	—
Stephen B. Burke	—	—	—	—	—	—
Ralph J. Roberts	—	4,160,560	—	—	—	—
Lawrence S. Smith	2,280	4,717,184	—	—	—	—
David L. Cohen	—	—	—	—	—	—
John R. Alchin	240	2,027,191	—	—	—	—
C. Michael Armstrong	—	—	—	—	—	—

(1)

As a result of the sale of our interest in QVC, (i) all shares of QVC common stock held by our employees (all of which were acquired upon the exercise of options) were purchased in exchange for a cash payment from us equal to the value of the consideration we received from the buyer for each share of QVC we owned (Mr. Brian L. Roberts, $4,936,093; Mr. Smith, $6,224,719; and Mr. Alchin, $4,586,635, which amounts include $1,466,259, $2,228,077 and $248,846, respectively, realized with respect to shares acquired on option exercises in 2003), and (ii) all options to purchase shares of QVC common stock held by our employees were cancelled in exchange for a cash payment (or a deferred cash payment as described below) from us equal to the difference between the value of the consideration we received from the buyer for each share of QVC we owned and the exercise price of the option. With respect to QVC options that were vested at the time of sale, payment in exchange for the cancellation of these options (Mr. Brian L. Roberts, $3,041,808; Mr. Ralph J. Roberts, $4,160,560; and Mr. Smith, $904,288) was made as of the date of the sale of QVC. With respect to QVC options that were unvested at the time of the sale, payment in exchange for the cancellation of these options (Mr. Brian L. Roberts, $12,455,848; Mr. Smith, $1,584,819; and Mr. Alchin, $1,778,345, plus, in each case, an amount equal to 8% per annum from the date of the sale of QVC through the original vesting date of the option) will be made on the same vesting schedule as the original options, as long as the recipient remains continuously employed by us through such dates. The options’ original vesting schedule provided for 20% vesting on each anniversary of the grant date of the option. Payments may be electively deferred beyond their scheduled payment dates.

This column includes amounts realized or to be realized with respect to all option cancellations as well as amounts realized with respect to shares acquired on option exercises in 2003.

This table summarizes our equity plan information as of December 31, 2003. This table does not include any shares that may be issued pursuant to the proposed additional shares under our 2002 Restricted Stock Plan that is the subject of Proposal 3 of this proxy statement.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders: (1)
Class A Common Stock	85,462,945	$39.28	65,590,369
Class A Special Common Stock	61,036,926	$29.43	—
Equity compensation plans not approved by security holders	—		—

Total (2)	146,499,871		65,590,369

(1)	Includes the following plans: the Comcast Corporation 1987 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 2002 Restricted Stock Plan, the Comcast Corporation 2002 Employee Stock Purchase Plan and the Comcast Corporation 2003 Stock Option Plan.

(2)	Includes stock options, restricted stock and other equity-based awards assumed in connection with our acquisition of AT&T Corp.’s broadband business in November 2002, which were granted under the AT&T Broadband Corp. Adjustment Plan. As of December 31, 2003, these assumed stock options are exercisable for 57,616,255 shares of Class A Common Stock and have a weighted average exercise price of $44.45 per share. Restricted stock and other equity-based awards granted under the AT&T Broadband Corp. Adjustment Plan are issuable, as of December 31, 2003, into 115,292 shares of Class A Common Stock. No additional awards have been or will be made under this plan.

Pension Plan

Under our Supplemental Executive Retirement Plan, adopted July 31, 1989, supplemental retirement, death and disability benefits may be paid to or in respect of certain of our and our affiliated companies’ senior executives, as selected by the Board. Mr. Ralph J. Roberts (who is credited with 30 years of service, the maximum credited service allowed under the Supplemental Executive Retirement Plan) is the only current named executive officer selected by the Board to participate in the Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan contemplates the payment of various percentages of a participant’s final average compensation (as actuarially reduced, in certain circumstances, and as defined below) if the participant (i) elects to retire early (after the later of the participant’s 55th birthday or 20 years of service with us); (ii) retires at age 65 or after; (iii) suffers a permanent disability which renders the participant incapable of employment in the same or a similar occupation; or (iv) dies. A participant may elect a reduction in lifetime benefits in exchange for the continuation of payments to a surviving spouse or his designated beneficiary.

This table shows the annual single life annuity retirement benefit which Mr. Ralph J. Roberts would receive based on remuneration covered by, and years of service credited under, the Supplemental Executive Retirement Plan if he had retired on January 1, 2004 at age 65 (or older). The benefits shown below are subject to reduction for Social Security benefits.

Pension Plan Table

Final Average Compensation(1)	Years of Service 30 or More(2)
$1,600,000	$960,000
1,700,000	1,020,000
1,800,000	1,080,000
1,900,000	1,140,000
2,000,000	1,200,000

(1)	Final average compensation equals one-fifth of the total compensation for the five years preceding termination of employment. Compensation includes salary, bonus (including any deferred bonus) and any other supplementary remuneration, but excludes payments made to participants for split-dollar life insurance premium bonuses and payments made to offset tax liabilities incurred related to these bonuses. In the case of Mr. Ralph J. Roberts, final average compensation may, under some circumstances, be increased as described below in “Agreements with Executive Officers—Compensation Agreement with Mr. Ralph J. Roberts —Election to Become a Consultant”.

(2)	This column represents the maximum benefits payable under the Supplemental Executive Retirement Plan.

Agreements with Executive Officers

Compensation Agreement with Mr. Brian L. Roberts

We have entered into a compensation agreement with Mr. Brian L. Roberts, our President and Chief Executive Officer. The following is a description of the material terms of the compensation agreement, as amended.

Term.    The term of the compensation agreement is from June 16, 1998 through the date of our 2005 annual meeting of shareholders.

Base Salary.    Mr. Roberts will receive an annual base salary of $2 million, as adjusted (but not reduced, except pursuant to an overall plan to reduce the compensation of all our senior executive officers) from time to time to reflect his contribution to our growth and success.

Bonus; Stock Awards.    Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of up to 150% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, in accordance with, and upon satisfaction of, the standards contained in our Executive Cash Bonus Plan. Mr. Roberts is also eligible to participate in our Supplemental Cash Bonus Plan. Under the terms of the compensation agreement, Mr. Roberts received grants of options to purchase 3,000,000 shares of Class A Special Common Stock granted effective June 16, 1998 and options to purchase 1,000,000 shares of Class A Special Common Stock granted effective each fiscal quarter in 1999 and 2000.

Deferred Compensation.    With our consent, Mr. Roberts may cause the payment of all or a portion of the compensation payable to him to be deferred in accordance with and subject to our Deferred Compensation Plan.

Termination.    The compensation agreement will terminate upon the death of Mr. Roberts, at our option upon his disability or for cause, upon a vote of not less than three-fourths of the entire membership of the Board. If his employment is terminated by reason of his death or disability, we must continue to pay his annual base salary on a monthly basis to him or his spouse, during their lifetimes, for a maximum of five years, and the accrued cash bonus as provided for in the compensation agreement and any applicable health plan benefits will continue to be payable. If we terminate his employment in violation of the compensation agreement, he remains entitled to substantially all of the benefits under the compensation agreement.

Noncompetition and Confidentiality.    Mr. Roberts has agreed not to compete with us during his employment and for two years after termination of his employment. He is also required to maintain the confidentiality of our information and not to use such information except for our benefit. Breach by Mr. Roberts of any of these obligations constitutes cause for termination of the compensation agreement and terminates our obligations for payments subsequent to his termination.

Term Life Insurance Agreement with Mr. Roberts.    We have entered into a Term Life Insurance Premium and Tax Bonus Agreement dated as of September 23, 1998 with Mr. Roberts. This agreement provides that, as additional compensation to him, we will reimburse him for all of the premiums on certain specified 20- and 15-year level-premium term life insurance policies, and that we will pay him an additional bonus equal to the income tax payable on such reimbursement and the bonus. The annual amount of the premiums to be reimbursed under this agreement is approximately $189,000 through 2012 and $177,000 from 2013 through 2017. The Term Life Insurance Premium and Tax Bonus Agreement does not terminate upon termination of Mr. Roberts’ employment with us.

Change of Control Provisions.    Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all compensation, deferred compensation and term life insurance premiums and bonuses for Mr. Roberts then applicable. Upon the occurrence of a change of control, such trust must become irrevocable and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of AT&T Corp.’s broadband business in November 2002 was a change of control under the compensation agreement, Mr. Roberts elected to waive his right to have us fund the trust at that time; however, Mr. Roberts may exercise this right at any time by providing notice to us.

Compensation Agreement with Mr. Ralph J. Roberts

We have entered into a compensation agreement with Mr. Ralph J. Roberts, the founder of Comcast and Chairman of the Executive and Finance Committee of the Board. The following is a description of the material terms of the compensation agreement, as amended.

Term; Position.    The term of the compensation agreement is from August 31, 1998 to December 31, 2007. The compensation agreement provides that Mr. Roberts will serve as Chairman of the Executive and Finance Committee of the Board until such time as he may elect to change his status to that of a non-executive consultant, and that until he makes such election he will continue to devote substantially all of his working time to us.

If Mr. Roberts elects to become a non-executive consultant, he will devote such time as is necessary to perform the functions we reasonably request. In addition, for a period of five years following any termination of the service period of the compensation agreement, Mr. Roberts will perform such reasonable ceremonial functions as we may request and will promote our interests and goodwill as we may reasonably request.

Base Salary.    The compensation agreement provides that Mr. Roberts will receive an annual base salary of $1.6 million, as adjusted (but not reduced, except pursuant to an overall plan to reduce the compensation of all our senior executive officers) in order to reflect the greater of increases in the consumer price index subsequent to 1997 and the average percentage increase in the base compensation of our five employees (other than Mr. Ralph J. Roberts) with the highest base compensation during the preceding year.

Bonus.    So long as he continues to serve as one of our executive officers, Mr. Roberts will be eligible to receive annual bonuses of up to 50% of his base salary in accordance with our Executive Cash Bonus Plan, based on performance targets established by the Compensation Committee. Mr. Roberts is also eligible to participate in our Supplemental Cash Bonus Plan.

Split-Dollar Life Insurance.    The compensation agreement requires that we continue to provide and maintain the split-dollar life insurance provided to Mr. Roberts under a previous agreement and to provide additional survivorship split-dollar life insurance to Mr. Roberts and his spouse. Such split-dollar life insurance includes certain split-dollar life insurance provided to replace the potential benefits represented by our predecessor’s terminated discretionary bonus plan with respect to the appreciation through March 15, 1994 in the options for Class A Special Common Stock previously awarded to Mr. Roberts, taking into account our financial position and the tax deductibility of any such payments. Under the compensation agreement and the terms of the split-dollar life insurance arrangements, we are obligated to pay the whole-life portion of the annual premiums for certain single-life and joint-and-survivor life insurance policies for Mr. Roberts, and upon payment of the policies at the death of Mr. Roberts or of the survivor of Mr. Roberts and his spouse, as applicable, we recover all of the cumulative premiums previously paid by us for the whole-life portion of such policies. As of July 30, 2002, due to considerations raised by the Sarbanes-Oxley Act of 2002, we ceased to pay the premiums associated with Mr. Roberts’ split-dollar life insurance policies.

Supplemental Death Benefit.    Upon the death of Mr. Roberts, the compensation agreement requires us to pay a supplemental death benefit to a beneficiary designated by Mr. Roberts. The compensation agreement substituted this death benefit for two bonus arrangements of comparable value included in a prior agreement that were based on appreciation of Class A Common Stock from the date of grant of options to purchase Class B Common Stock to the date of exercise. We must pay the death benefit within six months from the date of Mr. Roberts’ death. Under the terms of the compensation agreement, Mr. Roberts requested that we invest portions of the death benefit in certain investments identified by Mr. Roberts. We have complied with Mr. Roberts’ request, and the amount of the death benefit has been adjusted to reflect the increase or decrease in value of any such investments. As of December 31, 2003, the amount of the death benefit was approximately $34.5 million.

Termination.    The compensation agreement will terminate upon Mr. Roberts’ death, at our option upon his disability or for cause, upon a vote of not less than two-thirds of the entire membership of the Board. If his employment is terminated by reason of his death or disability, we must continue to pay his annual base salary on a monthly basis to him, during his lifetime, or to the beneficiary designated by him for five years, and his accrued cash bonus and the death benefit will continue to be payable in accordance with their terms. If he dies, all of his outstanding stock options will vest fully and remain exercisable for their remaining terms. If we terminate his employment in violation of the compensation agreement, he will remain entitled to substantially all of the benefits under the compensation agreement.

Noncompetition and Confidentiality.    Mr. Roberts has agreed not to compete with us during his employment and for five years after termination of his employment. The compensation agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and after termination of his employment. Breach by Mr. Roberts of any of these obligations constitutes cause for termination of the compensation agreement and terminates our obligations for payments subsequent to his termination.

Change of Control Provisions.    Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits and split-dollar life insurance premiums and bonuses for Mr. Roberts then applicable. Upon the occurrence of a change of control, such trust must become irrevocable, and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of AT&T Corp.’s broadband business in November 2002 was a change of control under the compensation agreement, Mr. Roberts elected to waive his right to have us fund the trust at that time; however, Mr. Roberts may exercise this right at any time by providing notice to us.

Election to Become a Consultant.    Mr. Roberts may at any time, upon 30 days’ notice to us, elect to change his position from an executive to a consultant. In such event, he will continue to receive all of the compensation provided under the compensation agreement, other than the bonus to which he would otherwise be entitled under our Executive Cash Bonus Plan. If he elects to become a consultant, Mr. Roberts’ entitlement to retirement benefits under our Supplemental Executive Retirement Plan will be adjusted annually to reflect 150% of his base salary as a consultant, but his benefits under such plan will not in any event exceed the bonus he could have received under the compensation agreement had he continued to work as an executive.

Employment Agreement with Mr. Burke

We have entered into an employment agreement with Mr. Stephen B. Burke, an Executive Vice President and President of Comcast Cable. As of January 1, 2004, we amended and restated Mr. Burke’s employment agreement. The following is a description of the material terms of this agreement.

Term.    The term of the agreement is from January 1, 2004 through December 31, 2008.

Base Salary.    The agreement provides for a base salary of $1,225,230 in 2004. For each year in the term subsequent to 2004, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).

Bonus.    Mr. Burke is eligible to receive an annual cash performance bonus of 50% of his base salary under our Executive Cash Bonus Plan, commencing in 2004, as well as a cash bonus of 50% under our Supplemental Cash Bonus Plan in each of 2004 and 2005. He also received a one-time bonus of $3,032,000 at the time he entered into the agreement. If any part of Mr. Burke’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.

Stock Award.    Under the terms of Mr. Burke’s agreement, he received an award of 300,000 restricted shares of Class A Common Stock on January 12, 2004. 100,000 of these shares will vest on January 2, 2005, and 50,000 of these shares will vest on each of January 2, 2006, 2007, 2008 and 2009, subject to continued employment with us.

Termination.    If we terminate Mr. Burke’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. He is also entitled to receive any restricted shares that would have vested within the one-year period after termination. If Mr. Burke terminates his employment for good reason, he will receive the same benefits as he would have if we had terminated his employment without cause. If he resigns, he is entitled only to his base salary for days actually worked and any amounts due to him under our Deferred Compensation Plan.

Noncompetition and Confidentiality.    Mr. Burke has agreed not to compete with us during his employment and for one year after termination of his employment. The agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment.

Change of Control Provisions.    Under the agreement, we must give Mr. Burke at least ten days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by Mr. Burke will become immediately exercisable in full. Until the day before the date of a change of control, he will be able to exercise all such options. If the change of control is not consummated, the options will be treated as not having been exercised.

Employment Agreements with Messrs. Smith and Alchin

We have entered into employment agreements with Mr. Lawrence S. Smith, our Co-Chief Financial Officer and Executive Vice President and Mr. John R. Alchin, our Co-Chief Financial Officer, Executive Vice President and Treasurer. The following is a description of the material terms of these agreements.

Term.    The term of the agreements is from May 31, 2000 through December 31, 2005.

Base Salary.    The agreements with Messrs. Smith and Alchin provide for a base salary of $825,000 and $700,000, respectively, in 2001. In each case, for each year in the term subsequent to 2001, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).

Bonus.    Each of the executives is eligible to receive an annual performance bonus under our Executive Cash Bonus Plan, commencing in 2000, of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, based on our and the executive’s performance during such year, and is payable in cash or in shares of Class A Special Common Stock, at the discretion of the Compensation Committee. Each executive also participates in our Supplemental Cash Bonus Plan. If any part of the executive’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.

Termination.    If we terminate the executive’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. If the executive resigns, he is entitled only to his base salary for days actually worked and any amounts due to him under our Deferred Compensation Plan.

Noncompetition and Confidentiality.    Under each of the agreements, the executive has agreed not to compete with us during his employment and for one year after termination of his employment. The agreements also require each executive to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment. Breach by the executive of any of these obligations constitutes cause for termination of the agreement and terminates our obligations for payments subsequent to his termination.

Change of Control Provisions.    Under each of the agreements, we must give the executives at least 30 days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by the executives will become immediately exercisable in full. Until the day before the date of a change of control, the executives will be able to exercise all such options. We will hold in escrow any shares received upon exercise, and the shares will be delivered to the executive only if he remains employed for the six-month period following the change of control. If the change of control is not consummated, the options will be treated as not having been exercised.

Employment Agreement with Mr. Cohen

We have entered into an employment agreement with Mr. David L. Cohen, one of our Executive Vice Presidents. The following is a description of the material terms of this agreement.

Term.    The term of the agreement is from July 1, 2002 through January 2, 2006.

Base Salary.    The agreement provides for an annual base salary of $800,000 in 2002. For each year in the term subsequent to 2002, the base salary is increased by the greater of 5% or the percentage increase during the previous year in the consumer price index (up to a maximum of 10%).

Bonus; Stock Awards.    Mr. Cohen is eligible to receive an annual performance bonus under our Executive Cash Bonus Plan for the year 2002 and each year through 2005 of up to 50% of his base salary for the applicable year. The amount of the bonus is determined annually by the Compensation Committee, based on our and Mr. Cohen’s performance during such year, and is payable in cash or in shares of Class A Special Common Stock, at the discretion of the Compensation Committee. Mr. Cohen is also eligible to participate in our Supplemental Cash Bonus Plan. If any part of Mr. Cohen’s compensation payable with respect to any taxable year is not deductible by us by reason of the limitation contained in Section 162(m) of the Internal Revenue Code of 1986, we will only pay amounts to the extent deductible. Amounts not paid will be deferred until a later taxable year.

Under the terms of the agreement, Mr. Cohen also received a grant of options to purchase 500,000 shares of Class A Special Common Stock on July 1, 2002, 30% of which will vest on the second anniversary of the date of grant, 15% of which will vest on each of the third through fifth anniversaries of the date of grant, 5% of which will vest on each of the sixth through ninth anniversaries of the date of grant and 5% of which will vest six months after the ninth anniversary. He also received an award of 20,000 restricted shares of Class A Special Common Stock, 5,000 of which vested or will vest on each of January 2, 2003, 2004, 2005 and 2006.

Termination.    If we terminate Mr. Cohen’s employment without cause, he is entitled to receive his then-current base salary and all insurance, medical or other similar benefits for a period of two years from the date of termination, subject to offset by other compensation or benefits earned by him during such period, and he is entitled to receive his bonus for the year of termination. In addition, all restricted shares granted under the agreement that are unvested at the time of termination will vest. If such termination occurs prior to the fourth anniversary of the date he commenced employment with us, any options granted under the agreement that would have vested during this four-year period will vest as of the date of termination and remain exercisable for the remainder of their original term.

Noncompetition and Confidentiality.    Under the agreement, Mr. Cohen has agreed not to compete with us during his employment and for one year after termination of his employment. The agreement also requires Mr. Cohen to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and for a period of one year after termination of his employment. Breach by Mr. Cohen of any of these obligations constitutes cause for termination of the agreement and terminates our obligations for payments subsequent to his termination.

Change of Control Provisions.    Under the agreement, we must give Mr. Cohen at least 30 days’ notice prior to the anticipated date of a change of control. Upon receipt of this notice, all options held by Mr. Cohen will become immediately exercisable in full. Until the day before the date of a change of control, he will be able to exercise all such options. If the change of control is not consummated, the options will be treated as not having been exercised.

Employment Agreement with Mr. Armstrong

In connection with our acquisition of AT&T Corp.’s broadband business, we entered into an employment agreement dated November 18, 2002 with Mr. C. Michael Armstrong, our Non-Executive Chairman of the

Board. The employment agreement superceded the employment agreement between Mr. Armstrong and AT&T Corp., which we would have otherwise been obligated to assume under the terms of this acquisition. The following is a description of the material terms of the employment agreement.

Term.    The term of the agreement is from November 18, 2002 to the date of our regularly scheduled 2005 annual meeting of shareholders.

Position and Duties.    Pursuant to an election Mr. Armstrong made under the agreement, Mr. Armstrong became Non-Executive Chairman of the Board on May 7, 2003, the date of our 2003 annual meeting of shareholders.

Base Salary.    The agreement provides that Mr. Armstrong will receive an annual base salary of $1.8 million, which shall be reviewed annually for increase (but not reduced).

Bonus; Stock Awards.    Mr. Armstrong is eligible to receive an annual performance bonus of not less than 150% of his base salary, commencing in 2003, subject to his meeting the performance goals established for the applicable year.

Under the terms of the agreement, on November 20, 2002, Mr. Armstrong was granted an option to purchase 2,400,000 shares of Class A Common Stock. With respect to stock-based awards held by Mr. Armstrong prior to his becoming employed by us, certain of these awards vested and were paid out as a result of our acquisition of AT&T Corp.’s broadband business. Awards which did not vest and which were converted into Comcast equity securities include performance shares granted in 2002, which will vest and be paid out in January 2005 as if all applicable performance targets associated with such award were met, and stock options granted on or after December 19, 2001, which will remain subject to their original vesting terms. An award of restricted stock units granted to Mr. Armstrong in 1997 vested on the date Mr. Armstrong became Non-Executive Chairman of the Board.

Termination.    In the event of his death or disability, Mr. Armstrong’s beneficiaries or estate will be entitled to his base salary through the end of the month of his death or disability, his annual incentive award for the year of death or disability (using the target bonus opportunity set for such year) and a lump sum payout for his then outstanding performance shares (which will be paid out as if all applicable performance targets associated with such award were met), restricted stock units and other equity-based awards. All outstanding unvested options will vest and, together with already vested options, will be exercisable for the remainder of their original terms, and restrictions on restricted stock will lapse. In addition, if Mr. Armstrong’s employment is terminated as a result of disability, he will be entitled to receive disability benefits in accordance with our long-term disability program then in effect for senior executives.

In the event of a termination by us without cause or a constructive termination without cause, Mr. Armstrong will be provided with the following: base salary through the date of termination, a prorated annual incentive award for the year of termination (using the target bonus opportunity set for such year) and lump sum payout of all outstanding restricted stock units, performance shares (which will be paid out as if all applicable performance targets associated with such award were met) and other equity-based awards. If termination occurs prior to November 18, 2004, Mr. Armstrong will also be entitled to receive a lump sum cash amount equal to the greater of (1) three times the sum of his base salary, the annual incentive award established by AT&T Corp. for 2002 and the performance share target set by AT&T Corp. for 2002 and (2) four times the sum of his base salary and target bonus for the year in which termination occurs. If termination occurs after November 18, 2004, he will be entitled to the payments listed in (2) above. In addition, in each case, all outstanding unvested stock options will vest and, together with already vested options, will be exercisable for the remainder of their original terms, and restrictions on restricted stock will lapse. If Mr. Armstrong’s employment is terminated on or prior to November 18, 2004, he will also be provided with financial counseling services for a two-year period following termination. In the event that any payments due to Mr. Armstrong under the agreement are subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, we will provide Mr. Armstrong with a tax gross-up payment to negate the excise tax.

Noncompetition and Confidentiality.    Under the agreement, Mr. Armstrong has agreed not to compete with us during his employment and for two years after termination of his employment. The agreement also requires him to maintain the confidentiality of our information at all times during his employment and after termination of his employment.

Change in Control.    If Mr. Armstrong’s employment is terminated following a change in control, the noncompetition provisions described above will terminate. In addition, all outstanding equity-based awards will vest and become exercisable and be paid out, as applicable.

Election to Become a Consultant.    Under the terms of the employment agreement, if Mr. Armstrong retires from his position as Non-Executive Chairman of the Board prior to or at our 2004 annual meeting of shareholders, we are required to offer to enter into a consulting agreement with him.

The following is a description of the material terms of the form of consulting agreement.

Term.    The term of the consulting agreement begins on the date that Mr. Armstrong retires from service and ends on the one year anniversary of our regularly scheduled 2005 annual meeting of shareholders.

Position and Duties.    During the term, Mr. Armstrong will serve as a senior advisor and consultant to us and will perform such strategic consulting and advisory services as are mutually agreed upon by Mr. Armstrong and Mr. Brian L. Roberts or his designee. We have agreed to use our reasonable best efforts to ensure that Mr. Armstrong remains one of our directors through our 2005 annual meeting of shareholders.

Compensation; Benefits.    The consulting agreement provides that Mr. Armstrong will receive an annual consultancy fee of $900,000. In addition, in recognition of his retirement from employment with us and his position as Non-Executive Chairman of the Board prior to the end of the original term of the employment agreement, we will pay Mr. Armstrong the base salary and bonus amounts that would have been due to him had he remained employed by us through the original term of the employment agreement. Mr. Armstrong will be entitled to defer the receipt of amounts payable under the consulting agreement on substantially the same terms and conditions as if the amounts were earned while he was an employee participating in our Deferred Compensation Plan. Any amounts previously deferred by Mr. Armstrong will continue to be credited with the same rate of interest as in effect under our Deferred Compensation Plan with respect to the accounts of active employees, until the date that the consulting agreement is terminated.

Stock Awards.    Performance shares and stock options that were held by Mr. Armstrong prior to his becoming employed by us and which were converted into Comcast equity securities as part of our acquisition of AT&T Corp.’s broadband business will vest and be paid out, as applicable, as of the date Mr. Armstrong becomes a consultant. Stock options granted to Mr. Armstrong in connection with his employment with us will continue to vest during the term of the consulting agreement and will become fully vested at the end of the term.

Termination.    If his service is terminated due to his death or disability, he or his beneficiaries will be entitled to the consultancy fee through the end of the month of such death or disability and a lump sum payout of all performance shares (which will be paid out as if all applicable performance targets associated with such award were met). In addition, all outstanding unvested stock options will vest and will be exercisable for the remainder of their original terms. In the event of a termination by us without cause or a constructive termination without cause, Mr. Armstrong will be provided with the following: the consultancy fee through the date of termination, an amount equal to $1,800,000 and a lump sum payout of all performance shares (which will be paid out as if all applicable performance targets associated with such award were met). In addition, he will be entitled to receive the severance amounts listed above in the description of his employment agreement with respect to terminations before or after November 18, 2004, and all outstanding unvested stock options will vest and will be exercisable for the remainder of their original terms.

Upon a termination of his service prior to the end of the term of the consulting agreement, Mr. Armstrong will also be entitled to tax preparation and financial counseling services, primary personal use of one of our airplanes on the same economic terms as Mr. Brian L. Roberts and continued payment of premiums by us for his existing universal life insurance policy (together with a gross-up for income taxes), all through the original term of the consulting agreement, as well as use of his current office or a comparable office for the period beginning on the date of termination and ending two years after the end of the original term of the agreement.

Noncompetition.    Under the consulting agreement, Mr. Armstrong has agreed not to compete with us during the term of the agreement.

The provisions in the form of consulting agreement regarding confidentiality and change of control (including payment of any excise tax) are the same as those contained in Mr. Armstrong’s employment agreement.

Employment Agreement with Mr. Brodsky

We entered into an employment agreement with Mr. Julian A. Brodsky, our Vice Chairman. The following is a description of the material terms of the employment agreement, as amended.

Term.    The term of the employment agreement is from May 1, 2002 to April 30, 2009.

Positions and Duties.    From May 1, 2002 to April 30, 2004, Mr. Brodsky will continue to serve as one of our executive employees. From April 30, 2004 to April 30, 2009, Mr. Brodsky will be one of our non-executive employees. During the time he is an executive employee, he will devote substantially all of his working time to us. During the time that he is a non-executive employee, he will devote such time as is necessary for the performance of his duties, as we reasonably request.

Base Salary.    The employment agreement provides that Mr. Brodsky will receive an annual base salary of $837,560 in 2002, which base salary was increased on each of January 1, 2003 and January 1, 2004 by the greater of certain factors specified in the employment agreement. From May 1, 2004 to April 30, 2009, Mr. Brodsky will receive an annual base salary of $600,000.

Bonus.    For calendar years 2002, 2003 and a pro-rated portion of 2004, Mr. Brodsky is entitled to receive the maximum amount of his cash bonus under our Executive Cash Bonus Plan. He will not be entitled to participate in this plan after 2004.

SERP; Post-Retirement Programs; Split-Dollar Life Insurance Arrangements.    Mr. Brodsky will be entitled to participate in our Supplemental Executive Retirement Plan and, if not terminated earlier, Mr. Brodsky’s employment will be deemed to terminate on April 30, 2004 for purposes of this plan. At the end of the term, Mr. Brodsky will be eligible to participate in our post-retirement benefits plan for a number of years based upon his years of service with us. Upon termination of these post-retirement benefits, we will provide Mr. Brodsky and his wife, for the remainder of their lives, a medical plan to supplement Medicare and will reimburse Mr. Brodsky and his wife for amounts not paid or reimbursed by their health care plans so as to provide them with health care benefits equivalent to those available to our employees. We are required to continue all split-dollar life insurance arrangements, as in effect on the date of the employment agreement. As a result of certain recently enacted tax rules, however, we and Mr. Brodsky have agreed to terminate three of these policies. We have calculated the benefit we received as a result of terminating the policies prior to their original termination date and, in December 2003, we paid Mr. Brodsky a one-time bonus of $4,114,254, which is the value of the benefit we received.

CIC Funds.    Upon the earlier of the date that Mr. Brodsky is no longer one of our executive employees and his termination of employment for any reason other than cause, we will purchase his general partnership interest in Comcast Interactive Capital for a purchase price equal to the fair market value of the partnership’s interest.

Termination of Employment.    If Mr. Brodsky’s employment is terminated due to his death, all outstanding stock options will vest and become exercisable for the remainder of their original terms, we will continue to pay to his surviving spouse his then current annual base salary for five years or, if earlier, until the date of her death, and we will provide health care benefits until the date of her death. If his employment is terminated due to disability, we will continue to pay his then current annual base salary for five years or, if earlier, until April 30, 2009, certain executive perquisites will continue through this period, all outstanding stock options will vest and become exercisable for the remainder of their original terms and Mr. Brodsky will be entitled to participate in our post-retirement benefits plan based upon years of service with us. If Mr. Brodsky dies while receiving these benefits, we will provide benefits to his spouse as described above under termination due to death.

If we terminate Mr. Brodsky’s employment without cause, Mr. Brodsky will be entitled to receive, for the remainder of the term, monthly payments of base salary (based on the highest annual base salary Mr. Brodsky received prior to his termination), amounts that would otherwise have been payable under our Executive Cash Bonus Plan and health care benefits, or, at his option, we will make available private health insurance and certain executive perquisites. In addition, all outstanding stock options will vest and become exercisable for the remainder of their original terms, and Mr. Brodsky will be reimbursed for the cost of obtaining office space and secretarial support for the remainder of the term comparable to what he had been provided while an employee. At the end of the term, he will be entitled to participate in our post-retirement benefits plan. If Mr. Brodsky dies while receiving these benefits, we will provide benefits to his spouse as described above under termination due to death.

If Mr. Brodsky retires, all outstanding stock options will vest and become exercisable for the remainder of their original terms, Mr. Brodsky will be entitled to participate in our post-retirement benefits plan based upon years of service with us, and he will continue to receive certain executive perquisites through the remainder of the term. Upon termination of Mr. Brodsky’s employment at the end of the term, all outstanding stock options will vest and become exercisable for the remainder of their original terms.

We also have entered into an agreement with Mr. Brodsky pursuant to which he (or, in the case of his death, his beneficiary) is entitled to a $30,000 payment each year for 15 years commencing upon his termination of employment. Benefits under the agreement will be paid on a monthly basis. Any benefits received under this agreement reduce the benefits to which Mr. Brodsky is entitled under our Supplemental Executive Retirement Plan.

Noncompetition and Confidentiality.    Under the employment agreement, Mr. Brodsky has agreed not to compete with us during his employment and for two years after termination of his employment for any reason other than a termination without cause. The employment agreement also requires him to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during his employment and after termination of his employment.

Change of Control Provisions.    Prior to any change of control, we must establish and fund a grantor trust, the amounts in which will be subject to claims of our creditors in the case of our bankruptcy, for the purpose of paying all deferred compensation, nonqualified retirement benefits and split-dollar life insurance premiums and bonuses for Mr. Brodsky then applicable. Upon the occurrence of a change of control, such trust must become irrevocable, and we must continue to make payments into such trust to maintain sufficient amounts to fund all benefits subject to the trust. While our acquisition of AT&T Corp.’s broadband business in November 2002 was a change of control under the agreement, Mr. Brodsky elected to waive his right to have us fund the trust at that time; however, Mr. Brodsky may exercise this right at any time by providing notice to us.

Stock Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return on our Class A Common Stock and Class A Special Common Stock during the five years ended December 31, 2003 with the cumulative total return on the Standard & Poor’s 500 Stock Index and with a selected peer group consisting of us and other companies engaged in the cable communications industry. The peer group consists of

Cablevision Systems Corporation (Class A), Cox Communications, Inc. and Charter Communications, Inc. (Class A). The comparison assumes $100 was invested on December 31, 1998 in our Class A Common Stock and Class A Special Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

	1999	2000	2001	2002	2003
	(in dollars)
Comcast Class A	167	144	125	82	114
Comcast Class A Special	172	142	123	77	107
S&P 500 Stock Index	121	110	97	76	97
Peer Group Index	156	141	116	68	92

Report of the Compensation Committee

The Compensation Committee is responsible for determining the nature and amount of compensation to be paid to Comcast’s executive officers, establishing and evaluating performance-based criteria and goals related to compensation, administering Comcast’s equity-based and cash bonus plans, making grants of awards under these plans, approving employment agreements with Mr. Brian L. Roberts and Comcast’s other executive officers and determining and overseeing Comcast’s compensation and benefits policies generally. Our members are “independent directors” (as defined under Nasdaq rules), “non-employee directors” (as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934) and “outside directors” (as defined in Section 162(m) of the Internal Revenue Code of 1986).

Compensation Policy.    Our primary goal when assessing compensation alternatives is to attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. We intend to realize this goal by ensuring that Comcast provides competitive compensation and by permitting executive officers and key employees to take an ownership stake in the company commensurate with their relative levels of seniority and responsibility. We perform a general review each year of executive compensation matters, utilizing the services of an independent compensation consultant.

With respect to 2003, our general goal was to provide the executive officers with total compensation that, based on individual and company performance over an appropriate period of time, was generally between the 50th and 75th percentile of total compensation for executives with comparable positions at peer group companies.

The total compensation of Comcast’s executive officers in 2003 was primarily determined pursuant to their employment agreements and awards under Comcast’s equity-based incentive and cash bonus plans, as described below. A portion of the overall compensation of Mr. Ralph J. Roberts had been derived from split-dollar life insurance policies and term insurance policies. Due to considerations raised by the Sarbanes-Oxley Act of 2002, Comcast ceased paying the premiums associated with Mr. Roberts’ split-dollar insurance policies as of July 30, 2002.

In 2003, we sought to achieve a mix of the various forms of compensation noted above to properly compensate and motivate the executives on an individual basis commensurate with their relative levels of seniority and responsibility. We considered a variety of factors in arriving at the amount and mix of compensation paid or awarded to the executive officers. Key factors were the performance of Comcast measured primarily by the achievement of quantitative goals, the respective roles of the individuals in the successful integration of the acquired AT&T Broadband cable systems and the executive officers’ individual responsibility and role with respect to overall corporate policy-making, management and administration. We did not assign any specific weighting, however, to any of these factors in determining the remuneration paid or awarded to the named executive officers for 2003.

We believe that Comcast’s competitors for executive talent are comprised of a broader range of companies than those with which Comcast would ordinarily be compared for stock performance purposes, including large premier companies and entertainment companies. Thus, the compensation comparison group also included companies that are not included in the peer group index in the stock performance graph above.

Base Salary.    Our and Comcast’s philosophy with respect to setting base salary is generally to compensate executive officers with reasonable current income on a competitive basis. The base salaries of all executive officers were increased in November 2002 in connection with the closing of Comcast’s acquisition of AT&T Corp.’s broadband business, to recognize the increased responsibilities then placed on the executive officers as a result of Comcast’s increased size and scope of operations. In light of this late 2002 increase, base salaries were not increased in 2003.

Bonuses.    Annual cash bonuses for executive officers were granted under Comcast’s 2002 Executive Cash Bonus Plan and 2002 Supplemental Cash Bonus Plan, each of which was recommended by, and designed in consultation with, an independent compensation consultant and previously approved by Comcast shareholders.

Under the Executive Cash Bonus Plan, each executive designated by us was eligible to earn an annual bonus of up to 150% of the sum of his or her base salary and any unearned bonus from any prior plan year, but not more than $3 million, based on quantitative annual cash flow performance targets we established in advance. We selected increases in cash flow as the single most significant measure of Comcast’s overall operating performance. Under the Supplemental Cash Bonus Plan, each executive designated by us was eligible to earn an annual bonus of a percentage of his or her base salary, but no more than $5 million, based on annual quantitative and qualitative performance targets we established in advance. The performance targets for 2003 were operating cash flow, basic cable subscribers, high speed data subscribers, customer telephone call answering time, digital cable and telephony service profitability, quality of management improvement and diversity of workforce improvement, and are fully described in Comcast’s Proxy Statement for the 2003 Annual Meeting of Shareholders, under the description of Proposal Two (D). The purpose of the Supplemental Cash Bonus Plan is to provide senior management with an incentive to accomplish such specific business objectives as from time to time may be established by us, including in 2003 the integration of the AT&T Broadband cable systems.

The target bonus for each of the named executive officers under these plans is based on our assessment of the optimal mix of base and bonus cash compensation, made with the assistance of the independent compensation consultant. In 2003, the target bonus for Mr. Brian L. Roberts and Mr. Armstrong under the Executive Cash Bonus Plan was 150%, and the target bonus for the other named executive officers was 50%. The target bonus for Mr. Brian L. Roberts under the Supplemental Cash Bonus Plan was 150%, and the target bonus for the other named executive officers (other than Mr. Armstrong) was 50%. Mr. Armstrong did not receive a supplemental cash bonus in 2003. Based on Comcast’s results, 100% of the target bonuses were earned for 2003 under these plans.

Equity-Based Incentive Compensation.    Comcast’s equity-based incentive compensation is in the form of stock options and awards of restricted stock. We believe that reliance upon these types of incentives is advantageous to Comcast because they foster a long-term commitment by the recipients and motivate the recipients to seek to improve the long-term market performance of the company’s stock. In 2003, neither Mr. Brian L. Roberts nor any of the named executive officers received any grants of restricted stock.

We seek to achieve these long-term objectives in part by extending the vesting period for options and restricted stock over a longer time period than is the case with many other companies. For example, with respect to the options granted to Mr. Brian L. Roberts and the other executive officers during 2003, generally just over half of each individual’s options vests over five years and the balance vests over a period of nine years and six months. Stock options produce value to the executive officers only if the price of Comcast’s stock appreciates, thereby directly linking the interests of the executive officers with those of Comcast’s shareholders. In general, option grants are based on a proportional relationship to the expected cash compensation of the option recipients, taking into account prior option grants and grants made at the same time to other Comcast executives.

Compensation of Mr. Brian L. Roberts.    Mr. Brian L. Roberts’ compensation for 2003 was determined under the terms of his employment agreement (a summary of the material terms of this agreement can be found under “Agreements with Executive Officers—Compensation Agreement with Mr. Brian L. Roberts”). The levels of compensation provided under this agreement were determined when such agreement was entered into and at the time of its subsequent amendment, based on our and our predecessor’s review, as applicable, and the review and analysis of the independent compensation consultant. This consultant considered the compensation levels of chief executive officers at peer group companies. In approving the compensation agreement and the amendment to it, we or our predecessor also took into account an assessment of the importance of maintaining the continued active participation of Mr. Roberts in Comcast’s affairs over the periods covered by the agreement, Comcast’s growth and overall performance during these periods, the increased responsibilities of Mr. Roberts following Comcast’s acquisition of AT&T Corp.’s broadband business and his prior compensation levels.

Mr. Roberts’ compensation in 2003 consisted of the salary and benefits as determined under his employment agreement, short-term incentive compensation consisting of awards under the Executive Cash Bonus Plan and Supplemental Cash Bonus Plan described above and long-term incentive compensation consisting of a grant of options under Comcast’s stock option plans to purchase a total of 950,100 shares of Class A Common Stock. In determining Mr. Roberts’ short-term incentive awards, we set target bonuses based on the achievement of a specific quantitative performance measure (in the case of the Executive Case Bonus Plan) and specific quantitative and qualitative performance measures (in the case of the Supplemental Cash Bonus Plan). 80% of the value of the award under the Supplemental Cash Bonus Plan was based on achievement of the specific quantitative performance measures described above. In determining Mr. Roberts’ long-term incentive award, we took into account our goal for total compensation to Mr. Roberts relative to executives with comparable positions at peer group companies.

Effect of Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986 provides that certain compensation in excess of $1 million paid to the chief executive officer and the other four most highly compensated executive officers of a public company (determined as of the last day of the company’s tax year) will not be deductible for federal income tax purposes. We conduct an ongoing review of Comcast’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with Comcast’s existing commitments and ongoing competitive needs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our and Comcast’s overall compensation philosophy. From time to time, we may award compensation which is not fully deductible if we determine that such award is consistent with this philosophy and is in the best interests of Comcast and its shareholders.

Members of the Compensation Committee

S. Decker Anstrom (Chair)

Joseph L. Castle, II

Dr. Judith Rodin

Michael I. Sovern

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder proposals intended to be presented at our annual meeting of shareholders in 2005 called for a date between April 26, 2005 and June 27, 2005 and considered for inclusion in our proxy materials must be received by December 13, 2004. Any shareholder proposals should be directed to Arthur R. Block, Secretary, at our address listed on page 3 of this proxy statement. However, shareholders who wish to nominate directors for election must comply with the procedures described under “About the Board and its Committees” on page 9 of this proxy statement.

Any shareholder proposals intended to be presented at our annual meeting of shareholders in 2005 and not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. In the case of an annual meeting called for a date between April 26, 2005 and June 27, 2005, we must receive notice of the proposal on or after February 25, 2005 and on or before March 28, 2005. In the case of an annual meeting called for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received during the specified period, the shareholder proposals will be deemed “untimely.” Shareholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded. All shareholder proposals should be directed to Arthur R. Block, Secretary, at our address listed on page 3 of this proxy statement.

SOLICITATION OF PROXIES

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $18,000 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

Electronic Access to Proxy Materials and Annual Report

Shareholders can access the Notice of Annual Meeting and Proxy Statement and Annual Report via our website at www.cmcsa.com or www.cmcsk.com. For future shareholder meetings, registered shareholders can consent to accessing their proxy statement and annual report electronically. If you are a registered shareholder and you have not already done so, you can choose this option by marking the “Electronic Access” box on the proxy card or by following the instructions provided when voting via the Internet or by telephone. If you choose this option, prior to each shareholder meeting you will receive in the mail your proxy card that provides a notice of meeting with a business reply envelope. You do not need to select this option each year; however, you may want to choose this option for more than one account held in your name. Your choice will remain in effect unless you revoke it by contacting our transfer agent, EquiServe, at 1-888-883-8903 or visiting EquiServe’s website at www.econsent.com/cmcsa. Shareholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

Under the Securities and Exchange Commission rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is now permitted, under certain conditions. This procedure, called “householding,” is available to you if all of the following criteria are met:

(1)	You have the same address as other security holders registered on our books;

(2)	You have the same last name as the other security holders; and

(3)	Your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

For Registered Shareholders

Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.

What do I need to do to receive just one set of annual disclosure materials?

You do not have to do anything. Unless EquiServe is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you tell us otherwise.

What if I want to continue to receive multiple sets of materials?

If you would like to continue to receive a separate set of materials for yourself, call or write EquiServe at 1-888-883-8903 or P.O. Box 43091, Providence, Rhode Island 02940-3091. A separate set of materials will be sent to you promptly.

What if I consent to have one set of materials mailed now, but change my mind later?

Call or write EquiServe to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is because some of the stock belongs to my children. What happens when they move out and no longer live in my household?

When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO “INVESTOR RELATIONS” AT OUR ADDRESS SET FORTH ON PAGE 3 OF THIS PROXY STATEMENT.

From New Jersey via the Walt Whitman Bridge—Follow the signs for Broad Street. At the end of the Broad Street ramp, turn left and follow the signs to the Sports Complex. The Wachovia Complex will be on your left.	From Interstate 76/Schuylkill Expressway—Traveling East, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. At the bottom of the exit ramp, make a right onto Broad Street. The Wachovia Complex will be on your left.

From Interstate 476/Blue Route—Take I-476 South to the end. Follow signs for I-95 North, Philadelphia. Take I-95 North to Broad Street exit. The Wachovia Complex will be on your right.	From Interstate 95—From I-95 Northbound or Southbound, take the Broad Street exit. The Wachovia Complex will be on your right.

Public Transportation—SEPTA (Southeastern Pennsylvania Transport Authority). Take the Broad Street (Orange) line South to the Pattison Ave. stop (last stop). When you exit the subway, the Wachovia Complex will be immediately to the east.	Parking Information—There is ample free parking available in the Wachovia Complex. Shareholders should use the main entrance to the Wachovia Complex which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

Appendix A

COMCAST CORPORATION

Audit Committee Charter

I.    Purpose

The principal purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process by, among other things, reviewing significant financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, outside auditors or other experts for this purpose.

The Committee shall review the adequacy of this Charter on an annual basis.

II.    Membership

The Committee shall be comprised of no fewer than three members of the Board, one of whom shall be appointed by the Board as the Committee’s chairperson. The Committee’s composition shall meet the requirements of the rules of the National Association of Securities Dealers, Inc., through its Nasdaq Stock Market, Inc. (“Nasdaq”) subsidiary. All of the members shall be directors who, except as may otherwise be permitted under the Nasdaq rules, have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Each member of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise, as the foregoing qualifications are interpreted by the Board in its business judgment.

III.    Key Responsibilities

The Committee is to serve in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that the Company’s financial management, including the internal audit staff, as well as the Company’s outside auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any certification as to the outside auditors’ work.

Consistent with the above, the Committee shall:

•	Provide an open avenue of communication among management, the internal audit staff, the outside auditors and the Board.

•	Review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K), and recommend to the Board of Directors the approval for inclusion in such Report, prior to their filing with the Securities and Exchange Commission (or prior to such distribution, if earlier) and, in connection therewith, review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as it may be modified or supplemented.

A-1

•	Either on its own or through its chairperson, review with the outside auditors, prior to the Company’s filing of each quarterly report on Form 10-Q with the Securities and Exchange Commission, the Company’s interim financial statements to be included in such Form 10-Q and the matters required to be discussed by SAS No. 71, as it may be modified or supplemented.

•	Discuss with management, the internal audit staff, and the outside auditors the quality and adequacy of the Company’s internal accounting and financial controls.

•	Receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1.

•	Discuss with the outside auditors any disclosed relationships or services contained in the formal written statement received from the outside auditors that may impact the objectivity and independence of the outside auditors.

•	Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders, and these shareholder representatives have the ultimate authority and responsibility to select, evaluate, review and approve fees to be paid to, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

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Appendix B

COMCAST CORPORATION

2002 RESTRICTED STOCK PLAN

(As Amended And Restated, Effective February 24, 2004)

1. BACKGROUND AND PURPOSE

COMCAST CORPORATION, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation 2002 Restricted Stock Plan (the “Plan”), effective February 24, 2004. The purpose of the Plan is to promote the ability of Comcast Corporation to recruit and retain employees and enhance the growth and profitability of Comcast Corporation by providing the incentive of long-term awards for continued employment and the attainment of performance objectives.

2. DEFINITIONS

(a)    “Acceleration Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraphs 8(d)(ii) or 8(d)(iii), pursuant to which a Deceased Grantee’s Successor-in-Interest or a Disabled Grantee elects to accelerate the distribution date of Shares issuable with respect to Restricted Stock and/or Restricted Stock Units.

(b)    “Account” means unfunded bookkeeping accounts established pursuant to Paragraph 8(e) and maintained by the Committee in the names of the respective Grantees (i) to which Deferred Stock Units are deemed credited and (ii) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

(c)    “Active Grantee” means each Grantee who is actively employed by a Participating Company.

(d)    “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(e)    “Annual Rate of Pay” means, as of any date, an employee’s annualized base pay rate. An employee’s Annual Rate of Pay shall not include sales commissions or other similar payments or awards.

(f)    “Applicable Interest Rate” means:

(i)	Except as otherwise provided in Paragraph (f)(ii), the Applicable Interest Rate means the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to 8% per annum, compounded annually, or such other interest rate established by the Committee from time to time. The effective date of any reduction in the Applicable Interest Rate shall not precede the later of: (A) the 30th day following the date of the Committee’s action to establish a reduced rate; or (B) the lapse of 24 full calendar months from the date of the most recent adjustment of the Applicable Interest Rate by the Committee.

(ii)

Effective for the period extending from a Grantee’s employment termination date to the date the Grantee’s Account is distributed in full, the Committee, in its sole and absolute discretion, may designate the term “Applicable Interest Rate” for such Grantee’s Account to mean the lesser of: (A) the rate in effect under Paragraph (f)(i) or (B) the interest rate that, when compounded annually pursuant to rules established by the Committee from time to time, is mathematically equivalent to the Prime Rate plus one percent, compounded annually as of the last day of the calendar year. Notwithstanding the foregoing, the Committee may delegate its authority to determine the Applicable Interest Rate under this Paragraph (ii) to an officer of the Company or committee of two or more officers of the Company.

(g)    “AT&T Broadband Transaction” means the acquisition of AT&T Broadband Corp. (now known as Comcast Cable Communications Holdings, Inc.) by the Company.

(h)    “Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

(i)    “Board” means the Board of Directors of the Company.

(j)    “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Comcast Plan” means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 2003 Stock Option Plan, the Comcast Corporation 2002 Stock Option Plan, the Comcast Corporation 1996 Stock Option Plan, Comcast Corporation 1987 Stock Option Plan and the Comcast Corporation 2002 Deferred Stock Option Plan.

(m)   “Committee” means the Compensation Committee of the Board.

(n)    “Common Stock” means Class A Common Stock, par value $0.01, of the Company.

(o)    “Company” means Comcast Corporation, a Pennsylvania corporation, as successor to Comcast Holdings Corporation (formerly known as Comcast Corporation), including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(p)    “Company Stock Fund” means a hypothetical investment fund pursuant to which Deferred Stock Units are credited with respect to a portion of an Award subject to an Election, and thereafter until (i) the date of distribution or (ii) the effective date of a Diversification Election, to the extent a Diversification Election applies to such Deferred Stock Units, as applicable. The portion of a Participant’s Account deemed invested in the Company Stock Fund shall be treated as if such portion of the Account were invested in hypothetical shares of Common Stock or Special Common Stock otherwise deliverable as Shares upon the Vesting Date associated with Restricted Stock or Restricted Stock Units, and all dividends and other distributions paid with respect to Common Stock or Special Common Stock were held uninvested in cash and credited with interest at the Applicable Interest Rate as of the next succeeding December 31 (to the extent the Account continues to be deemed credited in the form of Deferred Stock Units through such December 31).

(q)    “Date of Grant” means the date on which an Award is granted.

(r)    “Deceased Grantee” means:

(i)	a Grantee whose employment by a Participating Company is terminated by death; or

(ii)	a Grantee who dies following termination of employment by a Participating Company.

(s)    “Deferral Eligible Employee” means:

(i)	An Eligible Employee whose Annual Rate of Pay is $200,000 or more as of both: (i) the date on which an Initial Election is filed with the Committee; and (ii) the first day of the calendar year in which such Initial Election filed.

(ii)	An Eligible Employee whose Annual Rate of Pay is $125,000 as of each of: (A) June 30, 2002; (B) the date on which an Initial Election is filed with the Committee; and (C) the first day of each calendar year beginning after December 31, 2002.

(iii)	Each New Key Employee.

(iv)	Each other employee of a Participating Company who is designated by the Committee, in its sole and absolute discretion, as a Deferral Eligible Employee.

(t)    “Deferred Stock Units” means the number of hypothetical Shares subject to an Election.

(u)    “Disabled Grantee” means:

(i)	a Grantee whose employment by a Participating Company is terminated by reason of disability;

(ii)	a Grantee who becomes disabled (as determined by the Committee) following termination of employment by a Participating Company; or

(iii)	the duly-appointed legal guardian of an individual described in Paragraph 2(u)(i) or 2(u)(ii) acting on behalf of such individual.

(v)    “Diversification Election” means a Grantee’s election to have a portion of the Grantee’s Account credited in the form of Deferred Stock Units and attributable to any grant of Restricted Stock or Restricted Stock Units deemed liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g).

(w)    “Election” means, as applicable, an Initial Election, a Subsequent Election, or an Acceleration Election.

(x)    “Eligible Employee” means an employee of a Participating Company, as determined by the Committee.

(y)    “Fair Market Value” means:

(i)	If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

(ii)	If Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

(z)    “Grantee” means an Eligible Employee who is granted an Award.

(aa)  “Income Fund” means a hypothetical investment fund pursuant to which an amount equal to the Fair Market Value of Deferred Stock Units subject to a Diversification Election is credited as of the effective date of such Diversification Election and as to which interest is credited thereafter until the date of distribution at the Applicable Interest Rate.

(bb)  “Initial Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(a), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(a), to defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(cc)    “New Key Employee” means each employee of a Participating Company who: (i) becomes an employee of a Participating Company and has an Annual Rate of Pay of $200,000 or more as of his employment commencement date; or (ii) has an Annual Rate of Pay that is increased to $200,000 or more and who, immediately preceding such increase, was not a Deferral Eligible Employee.

(dd)    “Normal Retirement” means a Grantee’s termination of employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

(ee)    “Other Available Shares” means, as of any date, the sum of:

(i)	the total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a Comcast Plan or otherwise in connection with the performance of services to the Company or an Affiliate; plus

(ii)	the excess, if any, of:

(1)	the total number of Shares owned by a Grantee other than the Shares described in Paragraph 2(ee)(i); over

(2)	the sum of:

(A)	the number of such Shares owned by such Grantee for less than six months; plus

(B)	the number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Comcast Plan; plus

(C)	the number of such Shares owned by such Grantee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Company, under any Comcast Plan, but only to the extent of the number of Shares surrendered or attested to; plus

(D)	the number of such Shares owned by such Grantee as to which evidence of ownership has, within the preceding six months, been provided to the Company in connection with the crediting of “Deferred Stock Units” to such Grantee’s Account under the Comcast Corporation 2002 Deferred Stock Option Plan (as in effect from time to time).

For purposes of this Paragraph 2(ee), a Share that is subject to an Election pursuant to Paragraph 8 or a deferral election pursuant to another Comcast Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed. The number of Other Available Shares shall be determined separately for Common Stock and Special Common Stock. For purposes of determining the number of Other Available Shares, the term “Shares” shall also include the securities held by a Participant immediately before the consummation of the AT&T Broadband Transaction that became Shares as a result of the AT&T Broadband Transaction.

(ff)   “Participating Company” means the Company and each of the Subsidiary Companies.

(gg)  “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(hh)  “Plan” means the Comcast Corporation 2002 Restricted Stock Plan, as set forth herein, and as amended from time to time.

(ii)    “Plan Year” means the 365-day period (or the 366-day period) extending from January 3 to the next following January 2.

(jj)     “Prime Rate” means, for any calendar year, the interest rate that, when compounded daily pursuant to rules established by the Committee from time to time, is mathematically equivalent to the prime rate of interest (compounded annually) as published in the Eastern Edition of The Wall Street Journal on the last business day preceding the first day of such calendar year, and as adjusted as of the last business day preceding the first day of each calendar year beginning thereafter.

(kk)    “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(ll)     “Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

(mm)  “Retired Grantee” means a Grantee who has terminated employment pursuant to a Normal Retirement.

(nn)    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(oo)    “Share” or “Shares” means:

(i)	except as provided in Paragraph 2(oo)(ii), a share or shares of Common Stock.

(ii)	with respect to Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred, and for purposes of Paragraphs 2(ee) and 9(c), the term “Share” or “Shares” also means a share or shares of Special Common Stock.

(pp)    “Special Common Stock” means Class A Special Common Stock, par value $0.01, of the Company.

(qq)    “Special Diversification Election” means, with respect to each separate grant of Restricted Stock or Restricted Stock Units, a Diversification Election by a Grantee to have more than 40 percent of the Deferred Stock Units credited to such Grantee’s Account in the Company Stock Fund liquidated and credited thereafter under the Income Fund, as provided in Paragraph 8(g)(i), if (and to the extent that) it is approved by the Committee in accordance with Paragraph 8(g)(ii).

(rr)    “Subsequent Election” means a written election on a form provided by the Committee, filed with the Committee in accordance with Paragraph 8(d), pursuant to which a Grantee: (i) elects, within the time or times specified in Paragraph 8(d), to further defer the distribution date of Shares issuable with respect to Restricted Stock or Restricted Stock Units; and (ii) designates the distribution date of such Shares.

(ss)    “Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

(tt)     “Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

(uu)    “Terminating Event” means any of the following events:

(i)	the liquidation of the Company; or

(ii)	a Change of Control.

(vv)    “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(ww)  “Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

(xx)    “1933 Act” means the Securities Act of 1933, as amended.

(yy)    “1934 Act” means the Securities Exchange Act of 1934, as amended.

3. RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are: (a) rights to Restricted Stock which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8; and (b) rights to Restricted Stock Units which give the Grantee the right to receive Shares upon a Vesting Date, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8. The maximum number of Shares subject to Awards that may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 10, shall be one million Shares.

4. SHARES SUBJECT TO THE PLAN

(a)    Subject to shareholder approval at the Company’s Annual Meeting of Shareholders to be held on May 26, 2004 (or such other date as the 2004 Annual Meeting of Shareholders may be held), not more than 15 million Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

(b)    If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5. ADMINISTRATION OF THE PLAN

(a)    Administration. The Plan shall be administered by the Committee.

(b)    Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i)	select those Employees to whom Awards shall be granted under the Plan, to determine the number of Shares and/or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

(ii)	interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee in all matters as stated above shall be conclusive.

(c)    Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d)    Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

(e)    Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

(f)    Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock and/or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

(i)	has a base salary of $500,000 or more;

(ii)	holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President; or

(iii)	is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act.

(g)    Termination of Delegation of Authority. Any delegation of authority described in Paragraph 5(f) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its discretion, revoke such delegation of authority;

(ii)	the delegate shall cease to be an employee of the Company for any reason; or

(iii)	the delegate shall notify the Committee that he declines to continue to exercise such authority.

6. ELIGIBILITY

Awards may be granted only to Eligible Employees. No Awards shall be granted to an individual who is not an employee of a Participating Company.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a)    Time of Grant. All Awards shall be granted within ten (10) years from the date of adoption of the Plan by the Board.

(b)    Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

(c)    Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

(d)    Restrictions. Subject to the provisions of the Plan and the Award, during a period set by the Committee commencing with the Date of Grant, which, for Grantees who are subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act by virtue of their position as either a director, officer or holder of more than 10 percent of any class of equity securities of the Company, shall extend for at least six (6) months from the Date of Grant, the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

(e)    Vesting/Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units. All references in Awards granted before the consummation of the AT&T Broadband Transaction as to which a Vesting Date has not occurred shall be deemed to be references to Special Common Stock.

(f)    Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

(g)    Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Restricted Shares and/or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

(h)    Delivery of Shares. Except as otherwise provided by Paragraph 8, when a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee’s Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

8. DEFERRAL ELECTIONS

A Grantee may elect to defer the receipt of Shares that would otherwise be issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has occurred, as provided by the Committee in the Award, consistent, however, with the following:

(a)    Initial Election.

(i)	Election. Each Grantee who is a Deferral Eligible Employee shall have the right to defer the receipt of some or all of the Shares issuable with respect to Restricted Stock or Restricted Stock Units as to which a Vesting Date has not yet occurred, by filing an Initial Election to defer the receipt of such Shares on a form provided by the Committee for this purpose.

(ii)	Deadline for Initial Election. No Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units shall be effective unless it is filed with the Committee on or before the last day of the calendar year ending before the first day of the Plan Year in which the Vesting Date may occur; provided that an Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock or Restricted Stock Units as to which the Award provides for a potential Vesting Date within the same Plan Year as the Plan Year in which the Award is granted shall be effective if it is filed with the Committee on or before the earlier of (A) the 30th day following the Date of Grant or (B) the last day of the month that precedes the month in which the Vesting Date may occur.

(b)    Effect of Failure of Vesting Date to Occur. An Election shall be null and void if a Vesting Date with respect to the Restricted Stock or Restricted Stock Units does not occur before the distribution date for Shares issuable with respect to such Restricted Stock or Restricted Stock Units identified in such Election.

(c)    Deferral Period. Except as otherwise provided in Paragraph 8(d), all Shares issuable with respect to Restricted Stock or Restricted Stock Units that are subject to an Election shall be delivered to the Grantee (or the Grantee’s Successor-in-Interest) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph 9(a)), on the distribution date for such Shares designated by the Grantee on the most recently filed Election. Subject to acceleration or deferral pursuant to Paragraph 8(d) or Paragraph 11, no distribution may be made earlier than January 2nd of the second calendar year beginning after the Vesting Date, nor later than January 2nd of the tenth calendar year beginning after the Vesting Date. The distribution date may vary with each separate Election.

(d)    Additional Elections.

(i)	Each Active Grantee who has previously made an Initial Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made a Subsequent Election to defer the distribution date for Shares issuable with respect to Restricted Stock or Restricted Stock Units for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of two and a maximum of ten additional years from the previously-elected distribution date, by filing a Subsequent Election with the Committee on or before the close of business on June 30 of the calendar year preceding the calendar year in which the distribution would otherwise be made.

(ii)	A Deceased Grantee’s Successor-in-Interest may elect to: (A) file a Subsequent Election to defer the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of two additional years from the date payment would otherwise be made (provided that if a Subsequent Election is made pursuant to this Paragraph 8(d)(ii)(A), the Deceased Grantee’s deferred Shares issuable with respect to Restricted Stock or Restricted Stock Units shall be distributed in full on or before the fifth anniversary of the Deceased Grantee’s death); or (B) file an Acceleration Election to accelerate the distribution date for the Deceased Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to January 2nd of the calendar year beginning after the Deceased Grantee’s death. A Subsequent Election or an Acceleration Election pursuant to this Paragraph 8(d)(ii) must be filed with the Committee on or before the close of business on (x) the June 30 following the Grantee’s death on or before May 1 of a calendar year, (y) the 60th day following the Grantee’s death after May 1 and before November 2 of a calendar year or (z) the December 31 following the Grantee’s death after November 1 of a calendar year. One and only one Election shall be permitted pursuant to this Paragraph 8(d)(ii) with respect to a Deceased Grantee.

(iii)	A Disabled Grantee may elect to accelerate the distribution date of the Disabled Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units from the date payment would otherwise be made to January 2nd of the calendar year beginning after the Grantee became disabled. An Acceleration Election pursuant to this Paragraph 8(d)(iii) must be filed with the Committee on or before the close of business on (x) the June 30 following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee on or before May 1 of a calendar year, (y) the 60th day following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee after May 1 and before November 2 of a calendar year or (z) the December 31 following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee after November 2 of a calendar year.

(iv)	A Retired Grantee may elect to defer the distribution date of the Retired Grantee’s Shares issuable with respect to Restricted Stock or Restricted Stock Units for a minimum of two additional years from the date payment would otherwise be made (provided that if a Subsequent Election is made pursuant to this Paragraph 8(d)(iv), the Retired Grantee’s Account shall be distributed in full on or before the fifth anniversary of the Retired Grantee’s Normal Retirement). A Subsequent Election pursuant to this Paragraph 8(d)(iv) must be filed with the Committee on or before the close of business on the later of (x) the June 30 following the Grantee’s Normal Retirement on or before May 1 of a calendar year, (y) the 60th day following the Grantee’s Normal Retirement after May 1 and before November 2 of a calendar year or (z) the December 31 following the Grantee’s Normal Retirement after November 1 of a calendar year.

(e)    Book Accounts. An Account shall be established for each Grantee who makes an Election. Deferred Stock Units shall be credited to the Account as of the date an Election becomes effective. Each Deferred Stock Unit will represent, as applicable, either a hypothetical share of Common Stock or a hypothetical share of Special Common Stock credited to the Account in lieu of delivery of the Shares to which the Election applies. To the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate, as further provided in Paragraph 8(f).

(f)    Crediting of Income, Gains and Losses on Accounts. Except as otherwise provided in Paragraph 8(g), the value of a Participant’s Account as of any date shall be determined as if it were invested in the Company Stock Fund.

(g)    Diversification Elections.

(i)	In General. A Diversification Election shall be available: (A) at any time that a Registration Statement filed under the 1933 Act (a “Registration Statement”) is effective with respect to the Plan; and (B) with respect to a Special Diversification Election, if and to the extent that the opportunity to make such a Special Diversification Election has been approved by the Committee. No approval is required for a Diversification Election other than a Special Diversification Election.

(ii)	Committee Approval of Special Diversification Elections. The opportunity to make a Special Diversification Election and the extent to which a Special Diversification Election applies to Deferred Stock Units credited to the Company Stock Fund may be approved or rejected by the Committee in its sole discretion. A Special Diversification Election shall only be effective if (and to the extent) approved by the Committee.

(iii)	Timing and Manner of Making Diversification Elections. Each Grantee and, in the case of a Deceased Grantee, the Successor-in-Interest, may make a Diversification Election to convert up to 40 percent (or in the case of a Special Diversification Election, up to the approved percentage) of Deferred Stock Units attributable to each grant of Restricted Stock or Restricted Stock Units credited to the Company Stock Fund to the Income Fund. No deemed transfers shall be permitted from the Income Fund to the Company Stock Fund. Diversification Elections under this Paragraph 8(g)(iii) shall be prospectively effective on the later of: (A) the date designated by the Grantee on a Diversification Election filed with the Committee; or (B) the business day next following the lapse of six months from the date Deferred Stock Units subject to the Diversification Election are credited to the Grantee’s Account. In no event may a Diversification Election be effective earlier than the business day next following the lapse of six (6) months from the date Deferred Stock Units are credited to the Account following the lapse of restrictions with respect to an Award.

(iv)	Timing of Credits. Account balances subject to a Diversification Election under this Paragraph 8(g) shall be deemed transferred from the Company Stock Fund to the Income Fund immediately following the effective date of such Diversification Election. The value of amounts deemed invested in the Income Fund immediately following the effective date of a Diversification Election shall be based on hypothetical sales of Common Stock or Special Common Stock, as applicable, underlying the liquidated Deferred Stock Units at Fair Market Value as of the effective date of a Diversification Election.

(h)    Effect of Distributions within Five Years of Effective Date of Diversification Election. If, pursuant to Paragraphs 8(a) through 8(d), Shares distributable with respect to Deferred Stock Units credited to the Company Stock Fund that are attributable to an Award as to which a Diversification Election was made are distributed on or before the fifth anniversary of the effective date of such Diversification Election (and, in the case of a Grantee who is a Successor-in-Interest, whether or not such Diversification Election was made by a Grantee’s predecessor-in-interest), then, except as may otherwise be provided by the Committee in its sole and absolute discretion, the following percentage of the Grantee’s Account credited to the Income Fund and attributable to such Diversification Election shall be distributed simultaneously with such Shares, without regard to any election to the contrary:

Time that Shares are Distributable	Distributable Percentage of Corresponding Income Fund Amount

On or before the third anniversary of a Diversification Election	60%

After the third anniversary of a Diversification Election and on or before the fourth anniversary of a Diversification Election	40%

After the fourth anniversary of a Diversification Election and on or before the fifth anniversary of a Diversification Election	20%

After the fifth anniversary of a Diversification Election	0%

(i)    Grantees’ Status as General Creditors. A Grantee’s right to delivery of Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

(j)    Non-Assignability, Etc. The right of a Grantee to receive Shares subject to an Election under this Paragraph 8, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares or cash payments hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

9. SECURITIES LAWS; TAXES

(a)    Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

(b)    Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c)	Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i)	In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii)	Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. No Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

10. CHANGES IN CAPITALIZATION

The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Committee shall be final, binding and conclusive.

11. TERMINATING EVENTS

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part. Further, the Committee may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, Shares issuable with respect to Restricted Stock or Restricted Stock Units subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee, and all amounts credited to the Income Fund shall be paid to the Grantee.

12. CLAIMS PROCEDURE

If an individual (hereinafter referred to as the “Applicant,” which reference shall include the legal representative, if any, of the individual) does not receive timely payment of benefits to which the Applicant believes he is entitled under Paragraph 8 of the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

An Applicant may file a claim for benefits with the Committee on a form supplied by the Committee. If the Committee wholly or partially denies a claim, the Committee shall provide the Applicant with a written notice stating:

(a)    The specific reason or reasons for the denial;

(b)    Specific reference to pertinent Plan provisions on which the denial is based;

(c)    A description of any additional material or information necessary for Applicant to perfect the claim and an explanation of why such material or information is necessary; and

(d)    Appropriate information as to the steps to be taken in order to submit a claim for review.

Written notice of a denial of a claim shall be provided within 90 days of the receipt of the claim, provided that if special circumstances require an extension of time for processing the claim, the Committee may notify the Applicant in writing that an additional period of up to 90 days will be required to process the claim.

If the Applicant’s claim is denied, the Applicant shall have 60 days from the date of receipt of written notice of the denial of the claim to request a review of the denial of the claim by the Committee. Request for review of the denial of a claim must be submitted in writing. The Applicant shall have the right to review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall provide a written decision within 60 days of its receipt of the Applicant’s request for review, provided that if special circumstances require an extension of time for processing the review of the Applicant’s claim, the Committee may notify the Applicant in writing that an additional period of up to 60 days shall be required to process the Applicant’s request for review.

It is intended that the claims procedures of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

Claims for benefits under the Plan must be filed with the Committee at the following address:

Comcast Corporation

1500 Market Street

Philadelphia, PA 19102

Attention: General Counsel

13. AMENDMENT AND TERMINATION

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

14. EFFECTIVE DATE

The effective date of this amendment and restatement of the Plan is February 24, 2004.

15. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

Executed as of the 24th day of February, 2004.

COMCAST CORPORATION

By:	/s/ David L. Cohen

Attest:	/s/ Arthur R. Block

Appendix C

Proposed Amendment to the Comcast Corporation

Amended and Restated Articles of Incorporation

If approved, Article SIXTH of the Comcast Corporation Amended and Restated Articles of Incorporation would be amended and restated in its entirety to read in full as follows (deletions are shown as struck-through text and additions as double-underlined text):

SIXTH:    Governance

A.    Definitions

1.  “Additional Independent Director” has the meaning specified in paragraph (B)(1) of this Article SIXTH.

2.  “AT&T” means AT&T Corp., a New York corporation.

3.  “AT&T Directors” means (i) those five (5) Directors designated by AT&T to serve as members of the Board of Directors pursuant to a contractual right of AT&T to designate such Directors~~,~~| and (ii) any Replacement AT&T Director ~~and (iii) any Director elected to replace an AT&T Director at the 2004 annual meeting of shareholders of the Corporation or designated as an AT&T Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH~~.

4.  “Board of Directors” means the Board of Directors of the Corporation.

5.  “CEO” means the Chief Executive Officer of the Corporation.

6.  “Chairman” means the Chairman of the Board of Directors.

7.  “Class of Director” means the Comcast Directors, the AT&T Directors or the Independent Directors, as the case may be.

8.  “Comcast” means Comcast Corporation, a Pennsylvania corporation.

9.  “Comcast Directors” means (i) those five (5) Directors designated by Comcast to serve as members of the Board of Directors pursuant to a contractual right of Comcast to designate such Directors~~,~~| and (ii) any Replacement Comcast Director ~~and (iii) any Director elected to replace a Comcast Director at the 2004 annual meeting of shareholders of the Corporation or designated as a Comcast Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH~~.

10.  “Director” means a director of the Corporation.

11.  “Effective Time” means the date and time at which these Amended and Restated Articles of Incorporation become effective with the Department of State of the Commonwealth of Pennsylvania.

12.  ~~“Governance and Directors Nominating Committee” has the meaning specified in paragraph (E)(1) of this Article SIXTH.13.~~ “Holiday” has the meaning specified in paragraph (B)(6) of this Article SIXTH.

~~14.~~|13. “Independent Director” means (i) those two (2) Independent Persons jointly designated by AT&T and Comcast to serve as members of the Board of Directors pursuant to a contractual right of AT&T and

Comcast to designate such Directors, (ii) any Additional Independent Director~~,~~| and (iii) any Replacement Independent Director ~~and (iv) any Director elected to replace an Independent Director at the 2004 annual meeting of shareholders of the Corporation or designated as an Independent Director pursuant to the last sentence of paragraph (E)(2) of this Article SIXTH~~.

~~15.~~|14.  “Independent Person” means an independent person (determined in accordance with the rules of the principal stock exchange or interdealer quotation system on which the class of Corporation common stock with the greatest aggregate market capitalization (as determined in good faith by the Board of Directors) is traded), it being understood that (i) each individual who was a member of the Board of Directors of AT&T as of December 19, 2001 (other than Mr. C. Michael Armstrong) was deemed to be an Independent Person as of December 19, 2001, (ii) subject to clauses (iii) and (iv) of this definition, none of the members of the Board of Directors of Comcast as of December 19, 2001 was deemed to be an Independent Person as of December 19, 2001, (iii) Mr. Decker Anstrom was deemed to be an Independent Person as of December 19, 2001, (iv) for any period during which Mr. Decker Anstrom is not a Director, one person (other than Mr. Ralph J. Roberts, Mr. Brian L. Roberts, Mr. Julian A. Brodsky or Mr. Sheldon M. Bonovitz) designated by the CEO (which designation may be changed at any time by the CEO) who was a member of the Board of Directors of Comcast on December 19, 2001 and who would qualify as an Independent Person under this definition not taking into account clause (ii) of this definition shall be deemed to be an Independent Person; provided that such person shall not be eligible to be an AT&T Director or an Independent Director (any such designee, a “Comcast Independent Designee”) and (v) none of the spouse, parents, siblings, lineal descendants, aunts, uncles, cousins and other close relatives (or their respective spouses) of Mr. Brian L. Roberts will be deemed Independent Persons at any time.

~~16.~~|15.  “Initial Term” means the period beginning at the Effective Time and ending at the 2004 annual meeting of shareholders of the Corporation.

~~17.~~|16.  “Replacement AT&T Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

~~18.~~|17.  “Replacement Comcast Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

~~19.~~|18.  “Replacement Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

~~20.~~|19.  “Replacement Independent Director” has the meaning specified in paragraph (B)(3) of this Article SIXTH.

~~21.~~|20.  “Specified Period” means the period beginning at the Effective Time and ending at the 2005 annual meeting of shareholders of the Corporation or, if earlier, the date on which Mr. C. Michael Armstrong ceases to be the Chairman.

~~22.~~|21.  “2004 Term” means the period beginning at the 2004 annual meeting of shareholders of the Corporation and ending at the 2005 annual meeting of shareholders of the Corporation.

B.    Directors

1.  From the Effective Time until the expiration of the 2004 Term, subject to the fourth sentence of this paragraph (B)(1) of Article SIXTH and the second to last sentence of paragraph (B)(3) of Article SIXTH, the Board of Directors shall consist of five (5) Comcast Directors (at least one (1) of whom shall be an Independent Person), five (5) AT&T Directors and two (2) Independent Directors. If the size of the Board of Directors is increased as described in the fourth sentence of this paragraph (B)(1) of Article SIXTH or there is a vacancy in the Comcast or AT&T Class of Directors that pursuant to the second to last sentence of paragraph (B)(3) of Article SIXTH the applicable Class of Directors is not required to fill, the size of the Board of Directors shall be fixed at the number of Directors in place after such increase or vacancy and shall remain fixed at such number unless subsequently increased again pursuant to the fourth sentence of this paragraph (B)(1) of Article SIXTH or such vacancy is filled pursuant to paragraph (B)(3) of Article SIXTH (in either of such events the size of the Board of Directors shall be fixed at such increased number until subsequently changed as provided in this paragraph (B)(1) and paragraph (B)(3) of this Article SIXTH). At all times, the Board of Directors shall consist of a majority of Independent Persons. From the Effective Time until the expiration of the 2004 Term, a majority of the Directors may increase the size of the Board of Directors by up to two (2) members. The Board of Directors shall take all action necessary to ensure that any vacancy on the Board of Directors created as a result of any such increase shall be filled promptly by an Independent Person nominated by the ~~Governance and Directors Nominating Committee~~|governance and directors nominating committee of the Board of Directors and approved by the Board of Directors (an “Additional Independent Director”). After the election of an Additional Independent Director, such Additional Independent Director shall be considered an Independent Director for all purposes of this Article SIXTH. After the expiration of the 2004 Term, the size of the Board of Directors shall be determined in accordance with the By-Laws of the Corporation and the provisions of these Articles of Incorporation relating to Classes of Directors shall no longer apply.

2.  Following the occurrence of a vacancy on the Board of Directors that results in the absence of one or more of (i) a majority of Independent Persons on the Board of Directors, (ii) at least one Comcast Director who is an Independent Person, (iii) the then required number of Independent Directors, (iv) four (4) Comcast Directors or (v) four (4) AT&T Directors, and notwithstanding the occurrence of such vacancy, the applicable Directors specified in paragraph (B)(3) of this Article SIXTH shall be authorized to take the actions contemplated by such paragraph to permit the Board of Directors to fill such vacancy (which vacancy shall be filled by an Independent Person in the case of clauses (i), (ii) and (iii)) and the Board of Directors shall be authorized to fill the vacancy in accordance with such paragraph. In addition to the foregoing and subject to the last sentence of paragraph (B)(3) of Article SIXTH, for a ninety (90) day period following the occurrence of a vacancy in the Board of Directors that results in one or more of the circumstances described in clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence, the Directors then in office shall have and may exercise all of the powers of the Board of Directors to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law.

3.  From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a Comcast Director which becomes vacant is filled promptly by a person designated by a majority of the Comcast Directors remaining on the Board of Directors (such person, a “Replacement Comcast Director”), (ii) an AT&T Director which becomes vacant is filled promptly by a person designated by a majority of the AT&T Directors remaining on the Board of Directors (such person, a “Replacement AT&T Director”) and (iii) an Independent Director which becomes vacant is filled promptly by an Independent Person designated by the ~~Governance and Directors Nominating Committee~~|governance and directors nominating committee of the Board of Directors (such person, a “Replacement Independent Director” and, together with any Replacement Comcast Director and any Replacement AT&T Director, a “Replacement Director”); provided that the designation of any Replacement Independent Director by the ~~Governance and Directors Nominating Committee~~|governance and directors nominating committee of the Board of Directors shall be subject to the approval of the Board of Directors prior to such person becoming a Replacement Independent Director. Notwithstanding anything to the contrary contained herein, the remaining Comcast Directors or the remaining AT&T Directors, as the case may be, shall be under no obligation to designate a person to fill a vacancy in its Class of Directors (and during the pendency of any such vacancy the Board of Directors shall continue to exercise all of its powers to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law), except to the extent such vacancy results in fewer than four (4) Directors in the affected Class of Directors or, in the case of the Comcast Directors, the absence of one Comcast Director who is an Independent Person. In the absence of a designation by the Comcast Directors, the AT&T Directors or the ~~Governance and Directors Nominating Committee~~|governance and directors nominating committee of the Board of Directors, as the case may be, of a person to fill a vacancy in the relevant Class of Directors, the Board of Directors shall have no authority to fill a vacancy in the applicable Class of Directors.

4.  Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors at the Effective Time, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the Initial Term, shall hold office until the expiration of the Initial Term and until such Director’s successor has been selected and qualified or until such Director’s earlier death, resignation or removal.

5.  Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors immediately after the annual meeting of shareholders of the Corporation in 2004, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the 2004 Term, shall hold office until the expiration of the 2004 Term and until such Director’s successor has been selected and qualified or until such Director’s earlier death, resignation or removal.

6.  The first (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(6), the second) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2004 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2004 at 9:00 o’clock a.m., if, in either case, not a holiday on which national banks are or may elect to be closed (“Holiday”), and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The second (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(6), the third) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2005 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2005 at 9:00 o’clock a.m., if, in either case, not a Holiday, and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The Corporation may, at the election of the Board of Directors, call an annual meeting of shareholders of the Corporation in 2003 for the purpose of conducting such business, other than the election of Directors, as the Board of Directors shall determine.

7.  In addition to the events set forth in each of paragraphs (B)(4) and (B)(5) of this Article SIXTH, the term of office of any Comcast Director or AT&T Director, in either case who was an Independent Person on the date of such Director’s designation, appointment or election as a member of the Board of Directors, or of any Independent Director, shall terminate on any date on which such Director shall cease to be an Independent Person if as a result of such Director ceasing to be an Independent Person the Board of Directors shall not include (i) a majority of Independent Persons and (ii) at least one Comcast Director who is an Independent Person.

C.    Office of the Chairman

1.  At the Effective Time and during the Specified Period, there shall be an Office of the Chairman which shall be comprised of the Chairman and the CEO.

2.  The Office of the Chairman shall be the Corporation’s principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other matters of significance to the Corporation. The Chairman and the CEO shall advise and consult with each other with respect to each of the foregoing matters.

D.    Officers

1.  Chairman.

(a)  At the Effective Time and during the Specified Period, the Chairman shall be Mr. C. Michael Armstrong if he is willing and available to serve; provided that from and after April 1, 2004, if the Specified Period has not expired, Mr. C. Michael Armstrong shall be non-executive Chairman for the remainder of the Specified Period. After the Specified Period, the Chairman shall be Mr. Brian L. Roberts if he is willing and available to serve.

(b)  The Chairman shall preside at all meetings of the shareholders of the Corporation and of the Board of Directors. In the absence of the Chairman, if the Chairman and the CEO are not the same person, the CEO shall chair such meetings.

(c)  The Chairman shall have the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.

(d)  Removal of the Chairman shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of (i) the date on which neither Mr. C. Michael Armstrong nor Mr. Brian L. Roberts is the Chairman and (ii) the sixth anniversary of the expiration of the Initial Term.

2.  Chief Executive Officer and President.

(a)  At the Effective Time, the CEO shall be Mr. Brian L. Roberts if he is willing and available to serve. For so long as Mr. Brian L. Roberts shall be the CEO, he shall also be the President of the Corporation.

(b)  The powers, rights, functions and responsibilities of the CEO shall include, without limitation, the following, subject to the control and direction of the Board of Directors:

(i)  the supervision, coordination and management of the Corporation’s business, operations, activities, operating expenses and capital allocation;

(ii)  matters relating to officers (other than the Chairman) and employees, including, without limitation, hiring, terminating, changing positions and allocating responsibilities of such officers and employees; provided that, if the Chairman and the CEO are not the same person, the CEO shall consult with the Chairman in connection with the foregoing as it relates to the senior executives of the Corporation; provided, further, that following the initial designation of officers by the CEO (in consultation with the Chairman) as provided herein, the election of officers shall be as provided in the By-Laws of the Corporation;

(iii) all of the powers, rights, functions and responsibilities typically exercised by a chief executive officer and president of a corporation; and

(iv) the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.

(c) Removal of the CEO shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of (i) the date on which Mr. Brian L. Roberts ceases to be the CEO and (ii) the sixth anniversary of the expiration of the Initial Term.

E.    ~~Governance and Directors Nominating Committee.~~

~~1.  The Governance and Directors Nominating Committee (the “Governance and Directors Nominating Committee”) shall have the power to designate Replacement Independent Directors as described in paragraph (B)(3) of this Article SIXTH, to nominate Additional Independent Directors as described in paragraph (B)(1) of this Article SIXTH and to nominate individuals for election by the shareholders of the Corporation as Directors at the 2004 annual meeting of shareholders of the Corporation and thereafter. During the Initial Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation with Mr. Brian L. Roberts. During the Initial Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Governance and Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors at least one of whom shall be an Independent Person and two (2) Directors who are Independent Persons selected from the AT&T Directors by the AT&T Directors who are Independent Persons and the Independent Directors after consultation~~

~~with a Comcast Director selected by the two (2) Comcast Directors selected to serve on the Governance and Directors Nominating Committee. During the 2004 Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or the CEO, one (1) Comcast Director who is an Independent Person selected by the Comcast Directors and three (3) Directors who are Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. During the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or the CEO, the Governance and Directors Nominating Committee shall consist of two (2) Comcast Directors selected by the Comcast Directors at least one of whom shall be an Independent Person and three (3) Independent Persons selected from the AT&T Directors and the Independent Directors by the Comcast Directors. After the 2004 Term, the Governance and Directors Nominating Committee shall consist of Mr. Brian L. Roberts, if he is the Chairman or CEO, and four (4) Directors who are Independent Persons selected by Mr. Brian L. Roberts; provided that no more than one (1) person who was a Comcast Director or a Comcast Independent Designee may be selected by Mr. Brian L. Roberts as a member of the Governance and Directors Nominating Committee pursuant to this sentence prior to the seventh anniversary of the date that such Director was initially elected to the Board of Directors. After the 2004 Term, if Mr. Brian L. Roberts is not the Chairman or CEO, the Governance and Directors Nominating Committee shall be constituted as determined by the Board of Directors. Notwithstanding the foregoing, if Mr. Brian L. Roberts is the Chairman or CEO but is ineligible to serve on the Governance and Directors Nominating Committee at any relevant time under the applicable rules of the principal U.S. securities exchange or quotation system on which the Class A Common Stock is listed and traded, (i) during the Initial Term and the 2004 Term the Governance and Directors Nominating Committee shall be composed as it would be composed if Mr. Brian L. Roberts were not the Chairman or CEO at such time (all of the members of which shall be eligible to serve under such rules) and (ii) after the 2004 Term the Governance and Directors Nominating Committee shall be composed of five (5) directors (all of whom shall be eligible to serve under such rules and at least four of whom shall be Independent Persons) selected by Mr. Brian L. Roberts; provided that no more than two (2) persons who were Comcast Directors or Comcast Independent Designees may be selected by Mr. Brian L. Roberts as members of the Governance and Directors Nominating Committee pursuant to this clause (ii) prior to the seventh anniversary of the date such Director was initially elected to the Board of Directors. At any time that Mr. Brian L. Roberts is a member of the Governance and Directors Nominating Committee, he shall be the Chairman of the Governance and Directors Nominating Committee. Subject to paragraph (E)(2) of this Article SIXTH, all powers otherwise held by the Board of Directors to nominate individuals for election by the shareholders of the Corporation as Directors shall reside exclusively in the Governance and Directors Nominating Committee, no such nominations shall be made by the Board of Directors and all nominations of the Governance and Directors Nominating Committee shall be submitted directly to the shareholders of the Corporation without any requirement that such nominations be submitted to the Board of Directors for its approval or ratification.~~

~~2.  If the Governance and Directors Nominating Committee is able to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the individuals selected as a nominee who is a Director then in office will maintain the status of a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be, and each of the other individuals, if any, selected as a nominee will have the status determined by the Governance and Directors Nominating Committee; provided that (i) the number of nominees constituting a full slate of nominations shall be equal to the number of Directors then in office and (ii) the number of nominees that have the status of a particular Class of Directors shall be equal to the number of Directors then in that Class of Directors. If the Governance and Directors Nominating Committee is unable to reach agreement on a full slate of nominations for the 2004 annual meeting of shareholders of the Corporation, each of the Directors then in office shall be nominated for election as a Director at the 2004 annual meeting of shareholders of the Corporation and shall maintain the status of a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be. In the event that any of such Directors declines to stand for election as a Director at the 2004 annual meeting of shareholders of the Corporation, a replacement nominee will be selected by (i) if the Director declining to stand for election is a Comcast Director, a majority of the Comcast Directors then in office (other than the Comcast Director declining to stand for election), (ii) if the Director declining to stand for election is an AT&T Director, a majority of the AT&T Directors then in office (other than the AT&T Director declining to stand for election) and (iii) if the Director declining to stand for~~

~~election is an Independent Director, the Governance and Directors Nominating Committee, subject to the prior approval of the Board of Directors (other than the Independent Director declining to stand for election). If a replacement nominee is selected to replace a declining Director pursuant to the preceding sentence, such replacement nominee shall be deemed to have the status of the declining Director as a “Comcast Director,” “AT&T Director” or “Independent Director,” as the case may be. If a Comcast Director or AT&T Director declines to stand for election, the Comcast Directors or the AT&T Directors, as the case may be, shall not be obligated to select a replacement nominee, except to the extent that their failure to select a replacement nominee would result in fewer than four (4) Directors in the affected Class of Directors. If a person is elected as a Director at the 2004 annual meeting of shareholders who was not nominated pursuant to the provisions of this paragraph (E), such person will be deemed to have the status of the former Director he or she was elected in lieu of. If multiple persons are elected as Directors at the 2004 annual meeting of shareholders who were not nominated pursuant to the provisions of this paragraph (E) and it is not possible to determine whom they were elected in lieu of, their status as “Comcast Directors,” “AT&T Directors” or “Independent Directors” shall be determined by the entire Board of Directors; provided that the number of Directors that have the status of a particular Class of Directors shall be equal to the number of Directors in that Class of Directors immediately prior to the 2004 annual meeting of shareholders and the status of the other Directors shall not be affected as a result of such determination.~~

~~3.  Any action of the Governance and Directors Nominating Committee shall require the approval of a majority of the entire Governance and Directors Nominating Committee. If any provision of this paragraph (E) provides for a selection or determination to be made by any given group or Class of Directors, such selection or determination shall require the approval of a majority of the Directors in such entire group or Class, as the case may be, and (except as otherwise specifically provided) not the approval of any given subset of such group or Class, as the case may be.  F.~~  Executive Committee. If the Board of Directors decides to establish an Executive Committee, if he is willing and able to serve and for so long as he shall be a member of the Board of Directors, Mr. Ralph J. Roberts shall be the Chairman of the Executive Committee.

~~G~~|F.  Amendment. Subject to paragraph (~~H~~|G) of this Article SIXTH, until the earlier to occur of (i) the date on which Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO and (ii) the sixth anniversary of the expiration of the Initial Term, the provisions of this Article SIXTH and the provisions of Article 9 of the By-Laws may not be amended, altered, repealed or waived in any respect without the prior approval of at least 75% of the entire Board of Directors.

~~H~~|G.  Termination. If Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO, the provisions of this Article SIXTH (other than paragraphs (A)~~,~~| and (B)(2) (but only insofar as such paragraph relates to the requirement that a majority of the Directors be Independent Persons~~) and (E~~) and the second sentence of paragraph (B)(1), in each case of this Article SIXTH) shall terminate automatically without any further action of the Board of Directors or the shareholders of the Corporation; provided that notwithstanding the foregoing, in the event that Mr. Brian L. Roberts ceases to serve as the Chairman or the CEO prior to the 2005 annual meeting of shareholders of the Corporation, the provisions of paragraphs (A), (B), (C)~~,~~| and (D)(1)(a)-(c~~) and (E~~) of this Article SIXTH shall survive through the close of such annual meeting.

CO-PS-2004

•	Comcast
•	Box 8694
•	Edison, NJ 08818-8694

2004 Annual Meeting

Wednesday, May 26, 2004

Wachovia Complex

3601 South Broad Street

Philadelphia, PA 19148

ADMISSION TICKET

Please present this ticket for

admittance of shareholder(s)

named below, together with

one guest.

Your vote is important. Please vote immediately.

Votes submitted by the Internet or telephone must be received by 5:00 p.m. Eastern Time on May 25, 2004.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/cmcsa

2. Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1 Call toll-free 1-877-PRX-VOTE (1-877-779-8683).

2. Follow the easy recorded instructions.

Vote-by-Mail

If you vote by Internet or telephone, please do not mail your proxy card, If you vote by mail, mail your proxy card using the enclosed envelope.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X

Please mark votesasin this example.

CMC

The Board of Directors recommends a vote “FOR” all director nominees and “FOR” Proposals 2 through 4.

•	Election of Directors.
•	(Please see reverse)

FOR ALL NOMINEES

WITHHELD FROM ALL NOMINEES

3. 2002 Restricted Stock Plan.

4. Amendment to Articles of Incorporation.

For all nominees except for numbers as written above (Please see reverse)

FOR AGAINST ABSTAIN

2. Independent auditors.

The Board of Directors recommends a vote “AGAINST’ shareholder Proposals 5 through 9.

5 Establish a Iwo-thirds independent Board.

6 Disclose political contributions.

7. Nominate two directors for every open directorship.

8. Limit compensation for senior executives.

9. Adopt a recapitalizatiort plan.

I consent to access future proxy statements and annual reports electronically. Isee page 52 of the proxy statement)

Please discontinue annual report mailing for my account.

(continue to send roe roy proxy card and proxy statement)

I/We plan to attend the annual meeting of shareholders at the Wachovia Complex in Philadelphia, PA, on May 26, 2004.

Signature: Date: Signature: Dale:

Please sign as same(s) appears heresy. Give full tills if you are Signing for a csrpxration, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or is any other representative capacity.

Annual Meeting Agenda

8:00 a.m. Doors Open to Meeting Room

9:00 a.m. Welcome and Introduction; Matters for Shareholder Vote

DIRECTIONS

From New Jersey via the Walt Whitman Bridge —Follow the signs for Broad Street. At the end of the Broad Street ramp, turn left and follow the signs to the Sports Complex. The Wachovia Complex will be on your left.

From Interstate 76/Schuylkill Expressway —Traveling East, follow the signs for South Jersey, Walt Whitman Bridge and Sports Complex. At the bottom of the exit ramp, make a right onto Broad Street. The Wachovia Complex will be on your left.

From Interstate 476/Blue Route — Take 1-476 South to the end. Follow signs for 1-95 North, Philadelphia. Take 1-95 North to Broad Street exit. The Wachovia Complex will be on your right. From Interstate 95 — From 1-95 Northbound or Southbound, take the Broad Street exit. The Wachovia Complex will be on your right.

Public Transportation — SEPTA (Southeastern Pennsylvania Transport Authority). Take the Broad Street (Orange) line South to the Pattison Ave. stop (last stop). When you exit the subway, the Wachovia Complex will be immediately to the east.

Parking Information — There is ample free parking available in the Wachovia Complex. Shareholders should use the main entrance to the Wachovia Complex which is located on Broad Street at 3601 South Broad Street. The gate attendant will direct you to the parking area and building.

PROXY

Election of Directors

Nominees: (1) S. Decker Anstrom (2) C. Michael Armstrong (3)Kenneth J. Bacon

(4) Sheldon M. Bonovitz (5) Julian A. Brodsky (6)Joseph L. Castle, II

(7) J. Michael Cook (8) Brian L. Roberts (9) Ralph J. Roberts

(10) Dr. Judith Rodin (11) Michael I. Sovern

Comcast

COMCAST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS FORTHE ANNUAL MEETING ON MAY26, 2004

I hereby appoint David L. Cohen and Arthur R. Block, and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all myshares in Comcast Corporation at the annual meeting of shareholders to be held at the Wachovia Complex, 3601 South Broad Street, Philadelphia, PA 19148 at 9:00 a.m. local time on May 26, 2004, and at any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.

I acknowledge the receipt of the notice of annual meeting of shareholders, proxy statement and 2003 annual report of Comcast Corporation. The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If your card is and telephone all the in the director and or Comcast returned mailnominees votes Corporation without all your listed instructions, shares Retirement-Investment above, heldin under except favor the of as same Proposals otherwise Plan. registration If you required 2, do 3 in and not any by 4vote one and the or by against plan more Internet noted ofProposals the orbelow, following telephone, your 5,manners: 6, or shares 7, mail 8 and a as will proxy a9.shareholder beVoting card voted orby in attend of favor Internet, record the of annual meeting and vote by ballot, your shares will not be voted. If you are voting with this proxy card, please mark your choices and sign the other side of the proxy card and return it promptly to Comcast Corporation do EquiServe Trust Company, N.A., P.O. Box 8694, Edison, NJ 08818-8694.

IMPORTANT NOTICE: All annual meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the annual meeting, and attendees will be subject to security inspections.